                                                                    EXHIBIT 10.3

                                                      EXECUTION COPY

================================================================================

                                               Published CUSIP Number: 00764BAA9

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                            dated as of June 25, 2004

                                      among

                         ADVANCED MEDICAL OPTICS, INC.,
                                as the Borrower,

                          CERTAIN OF ITS SUBSIDIARIES,
                               as the Guarantors,

                          LEHMAN COMMERCIAL PAPER INC.,
                              as Syndication Agent,

                      GENERAL ELECTRIC CAPITAL CORPORATION
                                       and
                                  BANK ONE, NA,
                           as Co-Documentation Agents,

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender,
                Foreign Currency Fronting Lender and L/C Issuer,

                                       and

                         The Other Lenders Party Hereto

                -------------------------------------------------

                       BANC OF AMERICA SECURITIES LLC AND
                              LEHMAN BROTHERS INC.,
                 as Joint Lead Arrangers and Joint Book Runners

                -------------------------------------------------

================================================================================

                                TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        -----
ARTICLE I.  DEFINITIONS AND ACCOUNTING TERMS.......................................................      2
    1.01    Defined Terms..........................................................................      2
    1.02    Other Interpretive Provisions..........................................................     31
    1.03    Accounting Terms.......................................................................     31
    1.04    Rounding...............................................................................     32
    1.05    References to Agreements and Laws......................................................     32
    1.06    Times of Day...........................................................................     32
    1.07    Letter of Credit Amounts...............................................................     32
    1.08    Exchange Rates; Currency Equivalents...................................................     32
    1.09    Additional Foreign Currencies..........................................................     33
    1.10    Change of Currency.....................................................................     33

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS..................................................     34
    2.01    Loans..................................................................................     34
    2.02    Borrowings, Conversions and Continuations of Loans.....................................     35
    2.03    Letters of Credit......................................................................     36
    2.04    Swing Line Loans and Foreign Currency Fronting Loans...................................     45
    2.05    Voluntary Prepayments..................................................................     50
    2.06    Mandatory Prepayments..................................................................     50
    2.07    Termination or Reduction of Commitments................................................     52
    2.08    Repayment of Loans.....................................................................     53
    2.09    Interest...............................................................................     54
    2.10    Fees...................................................................................     54
    2.11    Computation of Interest and Fees.......................................................     55
    2.12    Evidence of Debt.......................................................................     55
    2.13    Payments Generally; Administrative Agent's Clawback....................................     56
    2.14    Sharing of Payments by Lenders.........................................................     57
    2.15    Foreign Currency Borrowings............................................................     58
    2.16    Defaulting Lenders.....................................................................     59

ARTICLE III.TAXES, YIELD PROTECTION AND ILLEGALITY.................................................     60
    3.01    Taxes..................................................................................     60
    3.02    Illegality.............................................................................     62
    3.03    Inability to Determine Rates...........................................................     62
    3.04    Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate
            Loans..................................................................................     63
    3.05    Funding Losses.........................................................................     64
    3.06    Matters Applicable to all Requests for Compensation....................................     64
    3.07    Survival...............................................................................     65

ARTICLE IV. GUARANTY...............................................................................     65

    4.01    The Guaranty...........................................................................     65
    4.02    Obligations Unconditional..............................................................     65
    4.03    Reinstatement..........................................................................     66
    4.04    Certain Additional Waivers.............................................................     66
    4.05    Remedies...............................................................................     67

    4.06    Rights of Contribution.................................................................     67
    4.07    Guarantee of Payment; Continuing Guarantee.............................................     68

ARTICLE V.  CONDITIONS PRECEDENT TO EFFECTIVENESS AND CREDIT EXTENSIONS............................     68
    5.01    Conditions to Effectiveness............................................................     68
    5.02    Conditions to all Credit Extensions....................................................     71

ARTICLE VI. REPRESENTATIONS AND WARRANTIES.........................................................     72
    6.01    Existence, Qualification and Power; Compliance with Laws...............................     72
    6.02    Authorization; No Contravention........................................................     72
    6.03    Governmental Authorization; Other Consents.............................................     73
    6.04    Binding Effect.........................................................................     73
    6.05    Financial Statements; No Material Adverse Effect.......................................     73
    6.06    Litigation.............................................................................     74
    6.07    No Default.............................................................................     74
    6.08    Ownership of Property; Liens...........................................................     74
    6.09    Environmental Compliance...............................................................     75
    6.10    Insurance..............................................................................     75
    6.11    Taxes..................................................................................     76
    6.12    ERISA Compliance.......................................................................     76
    6.13    Subsidiaries; Equity Interests.........................................................     76
    6.14    Margin Regulations; Investment Company Act; Public Utility Holding Company Act.........     77
    6.15    Disclosure.............................................................................     77
    6.16    Compliance with Laws...................................................................     77
    6.17    Intellectual Property; Licenses, Etc...................................................     77
    6.18    Perfection of Security Interests.......................................................     78
    6.19    Solvency...............................................................................     78
    6.20    Force Majeure..........................................................................     78
    6.21    Existing Debt..........................................................................     78
    6.23    [Reserved].............................................................................     79
    6.24    Investments............................................................................     79
    6.25    Material Contracts.....................................................................     79

ARTICLE VII.AFFIRMATIVE COVENANTS..................................................................     79
    7.01    Financial Statements...................................................................     79
    7.02    Certificates; Other Information........................................................     80
    7.03    Notices................................................................................     83
    7.04    Payment of Obligations.................................................................     84
    7.05    Preservation of Existence, Etc.........................................................     84
    7.06    Maintenance of Properties..............................................................     84
    7.07    Maintenance of Insurance...............................................................     85
    7.08    Compliance with Laws...................................................................     85
    7.09    Books and Records......................................................................     85
    7.10    Inspection Rights......................................................................     85
    7.11    Use of Proceeds........................................................................     85
    7.12    Covenant to Guarantee Obligations and Give Security....................................     86

    7.13    Further Assurances.....................................................................     87
    7.14    Performance of Related Documents.......................................................     88
    7.15    Environmental Matters; Preparation of Environmental Reports............................     89
    7.16    Compliance with Terms of Leaseholds....................................................     89
    7.17    Hedging................................................................................     89
    7.18    Performance of Material Contracts......................................................     90
    7.19    Tax Sharing Agreement..................................................................     90
    7.20    ERISA Compliance.......................................................................     90
    7.21    Stock Certificates and Charter Amendments..............................................     90
    7.22    Evidence of Insurance..................................................................     90

ARTICLE VIII.NEGATIVE COVENANTS....................................................................     91
    8.01    Liens..................................................................................     91
    8.02    Investments............................................................................     93
    8.03    Indebtedness...........................................................................     94
    8.04    Fundamental Changes....................................................................     96
    8.05    Dispositions...........................................................................     97
    8.06    Restricted Payments....................................................................     97
    8.07    Change in Nature of Business...........................................................     99
    8.08    Transactions with Affiliates...........................................................     99
    8.09    Burdensome Agreements..................................................................     99
    8.10    Use of Proceeds........................................................................    100
    8.11    Financial Covenants....................................................................    100
    8.12    Capital Expenditures...................................................................    101
    8.13    Sale and Leaseback Transactions........................................................    102
    8.14    Amendments of Constitutive Documents...................................................    102
    8.15    Accounting Changes.....................................................................    102
    8.16    Prepayments, Etc., of Indebtedness.....................................................    102
    8.17    Amendment, Etc., of Related Documents..................................................    103
    8.18    Speculative Transactions...............................................................    103
    8.19    Formation of Subsidiaries..............................................................    103
    8.20    Amendment, Etc., of Material Contracts.................................................    104
    8.20    Release of Hazardous Materials.........................................................    104

ARTICLE IX  EVENTS OF DEFAULT AND REMEDIES.........................................................    104
    9.01    Events of Default......................................................................    104
    9.02    Remedies upon Event of Default.........................................................    107
    9.03    Application of Funds...................................................................    108

ARTICLE X.  ADMINISTRATIVE AGENT...................................................................    109
    10.01   Appointment and Authority..............................................................    109
    10.02   Rights as a Lender.....................................................................    109
    10.03   Exculpatory Provisions.................................................................    109
    10.04   Reliance by Administrative Agent.......................................................    110
    10.05   Delegation of Duties...................................................................    110
    10.06   Resignation of Administrative Agent....................................................    110
    10.07   Non-Reliance on Administrative Agent and Other Lenders.................................    111
    10.08   No Other Duties, Etc...................................................................    111

    10.09   Administrative Agent May File Proofs of Claim..........................................    112
    10.10   Releases...............................................................................    112

ARTICLE XI. MISCELLANEOUS..........................................................................    113
    11.01   Amendments, Etc........................................................................    113
    11.02   Notices; Effectiveness; Electronic Communication.......................................    115
    11.03   No Waiver; Cumulative Remedies.........................................................    116
    11.04   Expenses; Indemnity; Damage Waiver.....................................................    116
    11.05   Payments Set Aside.....................................................................    117
    11.06   Successors and Assigns.................................................................    118
    11.07   Confidentiality........................................................................    121
    11.08   Set-off................................................................................    121
    11.09   Interest Rate Limitation...............................................................    122
    11.10   Counterparts...........................................................................    122
    11.11   Integration............................................................................    122
    11.12   Survival of Representations and Warranties.............................................    122
    11.13   Severability...........................................................................    122
    11.14   Tax Forms..............................................................................    123
    11.15   Governing Law..........................................................................    125
    11.16   Waiver of Right to Trial by Jury.......................................................    125
    11.17   Judgment Currency......................................................................    125
    11.18   Replacements of Lenders Under Certain Circumstances....................................    126
    11.19   Reallocation and Assignment of Existing Revolving Credit Loans and L/C Obligations
            with Respect to Existing Letters of Credit.............................................    126
    11.20   Effect of this Agreement...............................................................    127
    11.21   USA PATRIOT Act Notice.................................................................    127
    11.22   New Lenders............................................................................    127

SCHEDULES

         1.01       Mandatory Cost
         2.01       Commitments and Pro Rata Shares
         6.05       Material Indebtedness
         6.08(a)    Owned Real Property
         6.08(b)    Leased Real Property
         6.08(c)    Legal Name
         6.09       Environmental Disclosure
         6.13       Subsidiaries
         6.17       Intellectual Property
         6.21       Existing Debt
         6.24       Investments Existing on the Closing Date
         6.25       Material Contracts
         8.01       Liens
         8.08       Affiliate Transactions
         8.13       Sale Leaseback Transactions
         11.02      Certain Addresses for Notices
         I          Guarantors
         II         Material Subsidiaries

EXHIBITS

         A          Form of Loan Notice
         B          Form of Revolving Credit Note
         C          Form of Term Note
         D          Form of Compliance Certificate
         E          Form of Assignment and Assumption
         F          Form of Joinder Agreement
         G          Form of Swing Line Loan Notice
         H          Form of Foreign Currency Fronting Loan Notice
         I          Form of Acquisition Date Certificate

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

      This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is entered into as of June 25, 2004 (amending and restating the Existing Credit Agreement referred to below), among ADVANCED MEDICAL OPTICS, INC., a Delaware corporation (the "Borrower"), the Guarantors (as defined herein) from time to time party hereto, each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), GENERAL ELECTRIC CAPITAL CORPORATION AND BANK ONE, NA, as co-documentation agents and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, Foreign Currency Fronting Lender and L/C Issuer.

                             PRELIMINARY STATEMENTS

      WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of June 17, 2003 (as amended or otherwise modified prior to the date hereof, the "Existing Credit Agreement"), among the Borrower, each lender from time to time party thereto (collectively, the "Existing Lenders" and individually, an "Existing Lender"), Bank of America, N.A., as Administrative Agent, Foreign Currency Fronting Lender and L/C Issuer and certain other agents and arrangers, the Existing Lenders were committed to making extensions of credit to the Borrower on the terms and conditions set forth therein and made revolving loans (the "Existing Revolving Loans"), and Foreign Currency Fronting Loans (the "Existing Foreign Currency Fronting Loans", and collectively with the Existing Revolving Loans, the "Existing Loans") and issued (or participated in the issuance of) letters of credit (the "Existing Letters of Credit") for the account of the Borrower;

      WHEREAS, in connection with certain ongoing working capital and general corporate needs of the Borrower and its Subsidiaries, the Borrower desires to, among other things, continue the Existing Revolving Loans and Existing Foreign Currency Fronting Loans as Loans under this Agreement and the Existing Letters of Credit as Letters of Credit under this Agreement, add a term loan facility in an aggregate principal amount of $250,000,000 and obtain Commitments to make Loans and other Credit Extensions as set forth herein;

      WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and restated in its entirety to become effective and binding on the Borrower pursuant to the terms hereof, and the Lenders (including the Existing Lenders that are parties hereto) have agreed (subject to the terms of this Agreement) to amend and restate the Existing Credit Agreement in its entirety to read as set forth herein, and it has been agreed by the parties hereto that (a) the commitments which the Existing Lenders that are parties hereto extended to the Borrower under the Existing Credit Agreement and the commitments of new Lenders that become parties hereto shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement and (b) the Existing Loans and other Obligations outstanding under the Existing Credit Agreement shall be governed by and deemed to be outstanding under the amended and restated terms and conditions contained herein, with the intent that the terms hereof shall supersede the terms of the Existing Credit Agreement (each of which shall hereafter have no further effect upon the parties thereto, other than for accrued interest, fees and expenses, and indemnification provisions and other Obligations, accrued and owing under the terms of the Existing Credit Agreement on or prior to the date hereof or arising (in the case of an indemnification) under the terms of the Existing Credit Agreement); and

      WHEREAS, all existing Obligations are and shall continue to be (and all Obligations incurred pursuant hereto shall be) secured by, among other things, the Security Agreement and the other Collateral Documents and shall be guaranteed by the Guarantors pursuant to the Guaranty contained herein;

      NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Existing Credit Agreement, and the Existing Credit Agreement is hereby amended and restated, in its entirety as follows:

                                   ARTICLE I.

                        DEFINITIONS AND ACCOUNTING TERMS

      1.01 DEFINED TERMS.

      As used in this Agreement (including the preamble and the preliminary statements hereto), the following terms shall have the meanings set forth below:

      "2004 Convertible Indenture" means that certain Indenture dated as of June 22, 2004 between the Borrower and U.S. Bank National Association, as trustee, as such Indenture may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof and thereof.

      "2004 Convertible Senior Subordinated Notes" means those 2.50% 2004 Convertible Senior Subordinated Notes of the Borrower due 2024 issued pursuant to the 2004 Convertible Indenture, as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

      "2004 Convertible Senior Subordinated Notes Documents" means the 2004 Convertible Senior Subordinated Notes, the 2004 Convertible Indenture and all other documents executed and delivered in respect of the 2004 Convertible Senior Subordinated Notes and the 2004 Convertible Indenture, in each case as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

      "2004 Distribution Agreement" means that certain Transitional Warehousing and Physical Distribution Services Agreement dated on or about June 26, 2004 by and between Healon AB and Pfizer Health AB.

      "2004 Manufacturing and Supply Agreement" means that certain Manufacturing and Supply Agreement dated on or about June 26, 2004 by and between Pfizer Inc. and Healon AB.

      "2004 Related Documents" means the 2004 Distribution Agreement, the 2004 Manufacturing and Supply Agreement, the 2004 Transitional Intellectual Property License Agreement and the 2004 Transitional Services Agreement.

      "2004 Transitional Intellectual Property License Agreement" means that certain Transitional Intellectual Property License Agreement dated on or about June 26, 2004 by and between the Borrower and Pfizer Inc.

      "2004 Transitional Services Agreement" means that certain Transitional Services Agreement dated on or about June 26, 2004 by and between the Borrower and Pfizer Inc.

      "Acquisition", by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the Property of another Person or at least a majority of the Equity Interests of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

      "Acquisition Date" means the date of the consummation of the Surgical Business Acquisition.

      "Acquisition Date Certificate" means a certificate from the Borrower in the form of Exhibit I.

      "Acquisition Documents" means the Purchase Agreement and such other agreements, instruments and documents relating to the Surgical Business Acquisition.

      "Act" has the meaning specified in Section 11.21.

      "Additional Subordinated Indebtedness" means any Indebtedness of the Borrower issued subsequent to the Closing Date which by its terms is expressly subordinated in right of payment to the prior payment of the Obligations under this Agreement and the other Loan Documents containing terms and conditions (including without limitation subordination provisions) reasonably satisfactory to the Administrative Agent.

      "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

      "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

      "Administrative Agent Fee Letter" means the letter agreement dated June 16, 2004 between the Borrower and the Administrative Agent.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities or other Equity Interests having, at the time of such determination, ordinary voting power for the election of directors, managing general partners or the equivalent. With respect to Affiliates of the Borrower, the term "Affiliate" shall specifically exclude the Administrative Agent and each Lender.

      "Aggregate Commitments" means the Commitments of all the Lenders.

      "Agreement" means the Existing Credit Agreement, as amended and restated by this Second Amended and Restated Credit Agreement, and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time.

      "Allergan" means Allergan, Inc., a Delaware corporation.

      "Applicable Rate" means, (a) with respect to Revolving Credit Loans, Swing Line Loans, Foreign Currency Fronting Loans and commissions on Letters of Credit, a percentage per annum equal to (i) during the period from the Closing Date to the date of delivery of the Compliance Certificate required to be delivered pursuant to Section 7.02(b) for the fiscal quarter of the Borrower ended September 30, 2004 the percentages per annum identified in Pricing Level 3 below, and (ii) thereafter, from time to time, the following percentages per annum, based upon the Consolidated Total Leverage Ratio as set forth below:

                                 APPLICABLE RATE

                                                       EUROCURRENCY RATE
PRICING LEVEL     CONSOLIDATED TOTAL LEVERAGE RATIO     LETTER OF CREDIT      BASE RATE
-------------     ---------------------------------    -----------------      ---------
      1           Equal to or greater than 4.50:1             3.00%             2.00%
      2           Equal to or greater than 4.00:1             2.50%             1.50%
                  and less than 4.50:1
      3           Equal to or greater than 3.50:1             2.25%             1.25%
                  and less than 4.00:1
      4           Equal to or greater than 2.00:1             2.00%             1.00%
                  and less than 3.50:1
      5           Less than 2.00:1                            1.75%             0.75%

and (b) with respect to the Term Loan, a percentage per annum equal to (i) for Eurocurrency Rate Loans, 2.25% and (ii) for Base Rate Loans, 1.25%; provided, however, if the Administrative Agent receives evidence (including a letter or other public disclosure from a rating agency) reasonably satisfactory to the Administrative Agent demonstrating that the Borrower's senior secured non-credit enhanced debt is rated BB- or higher with a stable outlook by S&P and Ba3 or higher with a stable outlook by Moody's, the Applicable Rate with respect to the Term Loan (x) for Eurocurrency Rate Loans shall be reduced to 2.00% and (y) for Base Rate Loans shall be reduced to 1.00%, such reduction to effective on the date five (5) Business Days after the date the Administrative Agent receives such evidence. The Applicable Rate for each Revolving Credit Loan, each Foreign Currency Fronting Loan and for commissions on Letters of Credit shall be determined by reference to the Consolidated Total Leverage Ratio in effect from time to time; provided, however, that (A) no change in the Applicable Rate shall be effective until five (5) Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 7.01(a) or (b), as the case may be, and a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower demonstrating such Consolidated Total Leverage Ratio and (B) the Applicable Rate shall be at Pricing Level 1 for so long as the Borrower has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 7.01(a) or (b), as the case may be, and for so long as an Event of Default shall have occurred and be continuing.

      "Applicable Time" means, with respect to any borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

      "Appropriate Lender" means, at any time, with respect to (a) the Revolving Credit Facility, a Lender that has a Revolving Credit Commitment at such time,
(b) the Letter of Credit Sublimit, (i) the

L/C Issuer and (ii) if the other Revolving Credit Lenders have made L/C Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender, (c) the Foreign Currency Fronting Facility, (i) the Foreign Currency Fronting Lender and (ii) if the other Revolving Credit Lenders have made Foreign Currency Fronting Loans pursuant to Section 2.04(c) that are outstanding at such time, each such other Revolving Credit Lender and (d) the Term Loan, a Lender that has an outstanding Term Loan.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit E.

      "Attorney Costs" means and includes all reasonable fees, expenses and disbursements or other charges of any law firm or other external counsel.

      "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP,
(b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by such Person in its reasonable judgment.

      "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2003, and the related consolidated statements of income or operations, stockholders' equity and cash flows for such Fiscal Year of the Borrower and its Subsidiaries, including the notes thereto.

      "Availability Period" means the period from and including the Closing Date to the earliest of (a) the day immediately preceding the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.07, and
(c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

      "Bank of America" means Bank of America, N.A. and its successors.

      "BAS" means Banc of America Securities LLC and its successors.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America (or such other bank as may be the Administrative Agent at such time) as its "prime rate". The "prime rate" is a rate set by Bank of America (or such other bank) based upon various factors including Bank of America's (or such other bank's) costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America (or such other bank) shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Loan" means a Loan that bears interest at a rate based on the Base Rate.

      "Borrower" has the meaning specified in the heading hereof.

      "Borrowing" means a borrowing consisting of simultaneous Revolving Credit Loans or Foreign Currency Fronting Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Appropriate Lenders pursuant to Section 2.01(a).

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the Laws of, or are in fact closed in, either the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars or the office of the cash management bank of the Borrower is located and:

            (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank Eurocurrency market;

            (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

            (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Sterling, any fundings, disbursements, settlements and payments in Sterling in respect of any such Eurocurrency Rate Loan, or any other dealings in Sterling to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which the relevant financial markets are open for dealings between banks in London;

            (d) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars, Euro or Sterling, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

            (e) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars, Euro or Sterling, in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars, Euro, or Sterling, or any other dealings in any currency other than Dollars, Euro or Sterling to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

      "Cash Collateralize" has the meaning specified in Section 2.03(g).

      "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 12 months from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) readily marketable direct obligations issued by any state of the United States of

America or any political subdivision of any such state or any public instrumentality thereof, in each case having, at the time of the acquisition thereof, a rating of at least BBB+ by Moody's and Baal by S&P, (c) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (d) below, is organized under or subject to regulation under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion,
(d) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P; provided that commercial paper held directly by the Borrower or any of its Subsidiaries may not exceed an aggregate amount of more than $2,000,000 per issuer outstanding at any time, (e) repurchase agreements with a term of not more than 30 days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any commercial bank meeting the requirements specified in clause (d) above or with any securities dealer of recognized national standing meeting the requirements specified in clause (d) above which is (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial bank or securities dealer thereunder, (f) diversified money market funds that invest solely in one or more of the types of investments referred to in clauses (a) through (e) above (but without regard to the $2,000,000 per issuer limitation set forth in clause (d) above), and (g) in the case of any Foreign Subsidiary, high quality, short-term liquid Investments made by such Foreign Subsidiary in the ordinary course of managing its surplus cash position in investments of similar quality as those described in clauses (a) through (f) above.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.).

      "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

      "Change of Control" means, with respect to any Person, an event or series of events by which:

            (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

            (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period,
      (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

            (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) representing 20% or more of the combined voting power of such securities; or

            (d) the occurrence of a "Fundamental Change" (or any comparable term) under, and as defined in, the Existing Convertible Senior Subordinated Notes Documents; or

            (e) the occurrence of a "Fundamental Change" (or any comparable term) under, and as defined in, the 2004 Convertible Senior Subordinated Notes Documents; or

            (f) the occurrence of a "Change of Control" (or any comparable term) under, and as defined in the documentation evidencing any Additional Subordinated Indebtedness.

      "Closing Date" means June 25, 2004.

      "Code" means the Internal Revenue Code of 1986.

      "Collateral Documents" means the Security Agreement (including, without limitation, each Foreign Subsidiary Pledge Supplement), the IP Security Agreement (including, without limitation, each IP Security Agreement Supplement) and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

      "Commitment" means, (a) as to each Revolving Credit Lender, its obligation to (i) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(a),
(ii) purchase participations in L/C Obligations, (iii) purchase participations in Swing Line Loans, (iv) purchase participations in Foreign Currency Fronting Loans in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and (b) as to each Term Loan Lender, its obligation to make its portion of the Term Loan pursuant to Section 2.01(b) in the principal amount set forth opposite such Term Loan Lender's name on Schedule 2.01.

      "Compensation Period" has the meaning specified in Section 2.13(c).

      "Compliance Certificate" means a certificate substantially in the form of Exhibit D or otherwise in a form reasonably satisfactory to the Administrative Agent.

      "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

      "Consolidated EBITDA" means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) Consolidated Interest Charges for such period, (ii) the sum of federal, state, local and foreign income taxes accrued, whether or not paid in cash during such period by the Borrower and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income,
(iv) other expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, but only to the extent that after calculating Consolidated EBITDA for such period without giving effect to this clause (iv) or clause (b) below, such other expenses do not exceed 10% of such calculated Consolidated EBITDA,
(v) in connection with the prepayment, redemption, purchase, defeasance or other satisfaction prior to the scheduled maturity thereof of Indebtedness permitted to be prepaid, redeemed, purchased, defeased or satisfied pursuant to the terms hereof, the sum of the following amounts, in each case to the extent paid or accrued by the Borrower and its Subsidiaries during such period: (x) any premium paid in connection therewith and (y) any non-cash expenses attributable to deferred financing fees and the accretion of original issue discount on such Indebtedness, (vi) (A) the cash charges related to the conversion of the Existing Convertible Senior Subordinated Notes into Equity Interests, such cash charges in an amount not to exceed $35,000,000 in the aggregate for such period or any future period and (B) the non-cash charges related to the conversion of the Existing Convertible Senior Subordinated Notes into Equity Interests, such non-cash charges in an amount not to exceed $130,000,000 in the aggregate for such period or any future period and (vii) (A) the cash charges related to the Surgical Business Acquisition paid during such period so long as such cash charges are made within 18 months of the consummation of the Surgical Business Acquisition and do not exceed $10,000,000 in the aggregate and (B) the non-cash charges related to the Surgical Business Acquisition made within 18 months of the consummation of the Surgical Business Acquisition and minus (b) all non-cash items increasing Consolidated Net Income for such period but only to the extent that after calculating Consolidated EBITDA for such period without giving effect to clause (a)(iv) above or this clause (b), such other items do not exceed 10% of such calculated Consolidated EBITDA. Notwithstanding any provision to the contrary contained herein, for purposes of calculating the Consolidated Total Leverage Ratio, the Consolidated Senior Leverage Ratio, the Consolidated Fixed Charge Coverage Ratio and the Consolidated Interest Coverage Ratio as of the end of the fiscal quarters ending September 30, 2004, December 31, 2004, and March 31, 2005, Consolidated EBITDA for the four fiscal quarter period ending as of the applicable fiscal quarter shall be determined as follows:

      Date of Fiscal Quarter End

      September 30, 2004     $103,758,000 plus actual Consolidated EBITDA for
                             the fiscal quarter ending September 30, 2004

      December 31, 2004      $63,770,200 plus actual Consolidated EBITDA for the
                             two fiscal quarters ending December 31, 2004

      March 31, 2005         $35,785,100 plus actual Consolidated EBITDA for the
                             three fiscal quarters ending March 31, 2005

      "Consolidated Fixed Charge Coverage Ratio" means, at any date of determination, the ratio of (a) the remainder of (i) Consolidated EBITDA for the period of the four fiscal quarters ending on such date less (ii) capital expenditures, for the period of the four fiscal quarters ending on such date to
(b) the sum of (i) Consolidated Interest Charges for the period of the four fiscal quarters ending on such date plus

(ii) tax expenses for the period of the four fiscal quarters ending on such date plus (iii) scheduled debt amortization payments by the Borrower and any of its Subsidiaries for the period of the four fiscal quarters ending on such date. Notwithstanding the foregoing, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio (A) as of the end of the fiscal quarter ending December 31, 2004, the components of Consolidated Fixed Charge Coverage Ratio shall be calculated for the two fiscal quarters ending December 31, 2004 and (B) as of the end of the fiscal quarter ending March 31, 2005, the components of Consolidated Fixed Charge Coverage Ratio shall be calculated for the three fiscal quarters ending March 31, 2005.

      "Consolidated Interest Charges" means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest expense in accordance with GAAP, whether or not paid in cash during such period (excluding (A) those certain cash charges related to the conversion of the Existing Convertible Senior Subordinated Notes into Equity Interests, such cash charges in an amount not to exceed $35,000,000 in the aggregate for such period or any future period and (B) those certain non-cash charges related to the conversion of the Existing Convertible Senior Subordinated Notes into Equity Interests, such non-cash charges in an amount not to exceed $130,000,000 in the aggregate for such period or any future period), and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP minus (c) in connection with the prepayment, redemption, purchase, defeasance or other satisfaction prior to the scheduled maturity thereof of Indebtedness permitted to be prepaid, redeemed, purchased, defeased or satisfied pursuant to the terms hereof, the sum of the following amounts, in each case to the extent paid or accrued by the Borrower and its Subsidiaries during such period: (x) any premium paid in connection therewith and (y) any non-cash expenses attributable to deferred financing fees and the accretion of original issue discount on such Indebtedness.

      "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period. Notwithstanding the foregoing, for purposes of calculating the Consolidated Interest Coverage Ratio (A) as of the end of the fiscal quarter ending September 30, 2004, the components of Consolidated Interest Coverage Ratio shall be calculated for the one fiscal quarter period ending September 30, 2004, (B) as of the end of the fiscal quarter ending December 31, 2004, the components of Consolidated Interest Coverage Ratio shall be calculated for the two fiscal quarters ending December 31, 2004 and (C) as of the end of the fiscal quarter ending March 31, 2005, the components of Consolidated Interest Coverage Ratio shall be calculated for the three fiscal quarters ending March 31, 2005.

      "Consolidated Net Income" means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

      "Consolidated Senior Indebtedness" means, as of any date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, the sum of (a) Consolidated Total Indebtedness less (b) the sum of (i) the Indebtedness under the Existing Convertible Senior Subordinated Notes, (ii) the Indebtedness under the 2004 Convertible Senior Subordinated Notes and (iii) the Additional Subordinated Indebtedness, if any.

      "Consolidated Senior Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Senior Indebtedness as of such date to (b) Consolidated EBITDA (after giving pro forma effect to all acquisitions of Subsidiaries or assets otherwise permitted hereunder) for the period of the four prior fiscal quarters most recently ended for which the Borrower is required to deliver financial statements pursuant to
Section 7.01(a) or (b).

      "Consolidated Total Indebtedness" means, as of any date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) the outstanding principal amount of all purchase money Indebtedness, (c) all direct or contingent obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) the outstanding amount of all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business),
(e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or other form of entity that limits liability to its equity holders) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary. It is understood and agreed that the Indebtedness permitted by
Section 8.03(o) shall not be considered Consolidated Total Indebtedness for purposes hereof.

      "Consolidated Total Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) Consolidated EBITDA (after giving pro forma effect to all acquisitions of Subsidiaries or assets otherwise permitted hereunder) for the period of the four fiscal quarters most recently ended for which the Borrower is required to deliver financial statements pursuant to Section 7.01(a) or (b).

      "Consolidated Working Capital" means, at any time, the excess of (i) Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries on a Consolidated basis at such time over (ii) Current Liabilities of the Borrower and its Subsidiaries on a Consolidated basis at such time, all as determined in accordance with GAAP.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Contribution and Distribution Agreement" means the Contribution and Distribution Agreement between Allergan and the Borrower dated June 29, 2002.

      "Control" has the meaning specified in the definition of "Affiliate."

      "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

      "Credit Facilities" means the Revolving Credit Facility, the Swing Line Facility, the Foreign Currency Fronting Facility and the Term Loan.

      "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

      "Current Liabilities" of any Person means (a) all Indebtedness of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Indebtedness renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date) and (b) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default, unless and until such event or condition is cured or waived irrespective of whether such event or condition has matured into an Event of Default.

      "Default Rate" means an interest rate equal to (a) in the case of Eurocurrency Rate Loans, the sum of (i) the Eurocurrency Rate for such Loans, plus (ii) the Applicable Rate, if any, applicable to such Loans, plus (iii) the Mandatory Cost, if any, plus (iv) 2% per annum, and (b) for Base Rate Loans and for all other purposes, the sum of (i) the Base Rate then in effect plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum.

      "Defaulted Amount" means, with respect to any Lender at any time, any amount required to be paid by such Lender to the Administrative Agent or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) the Foreign Currency Fronting Lender pursuant to Section 2.04(c) to purchase a portion of a Foreign Currency Fronting Loan made by the Foreign Currency Fronting Lender, (b) the L/C Issuer pursuant to Section 2.03(c) to purchase a portion of an L/C Obligation made by the L/C Issuer, (c) the Administrative Agent pursuant to Section 2.13(c) to reimburse the Administrative Agent for the amount of any Loan made by the Administrative Agent for the account of such Lender, (d) any other Lender pursuant to Section 2.14 to purchase any participation in Loans or L/C Obligations owing to such other Lender and (e) the Administrative Agent or the L/C Issuer pursuant to Section 10.07 to reimburse the Administrative Agent or the L/C Issuer for such Lender's ratable share of any amount required to be paid by the Lenders to the Administrative Agent or the L/C Issuer as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.16(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

      "Defaulted Loan" means, with respect to any Lender at any time, the portion of any Loan required to be made by such Lender to the Borrower pursuant to Section 2.01 at or prior to such time which has not been made by such Lender or by the Administrative Agent for the account of such Lender pursuant to
Section 2.13(c) as of such time. In the event that a portion of a Defaulted Loan shall be deemed made pursuant to Section 2.16(a), the remaining portion of such Defaulted Loan shall be considered a Defaulted Loan originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Loan so deemed made in part.

      "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans, participations in L/C Obligations, participations in Swing Line Loans or participations in Foreign Currency Fronting Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a proceeding under any Debtor Relief Laws.

      "Determination Date" has the meaning specified in Section 2.15(a).

      "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

      "Dollar" and "$" mean lawful money of the United States.

      "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in any Foreign Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate for the purchase of Dollars with such Foreign Currency on the most recent Determination Date.

      "Domestic Subsidiary" means any Subsidiary that is created or organized in the United States or under the Laws of the United States or any State therein, other than any such Subsidiary that is defined as a Foreign Subsidiary under this Agreement.

      "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent (and in the case of an assignment of a Revolving Credit Commitment, the L/C Issuer), and (ii) with respect to an assignment of a Revolving Credit Commitment, unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

      "Employee Matters Agreement" means the Employee Matters Agreement between Allergan and the Borrower dated June 29, 2002.

      "EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

      "EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

      "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, limited liability company, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

      "Euro" means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

      "Eurocurrency Rate" means, for any Interest Period with respect to a Eurocurrency Rate Loan:

            (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as the rate of interest at which deposits in the relevant currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America (or such other bank as may be the Administrative Agent at such time) and with a term equivalent to such Interest Period would be offered by Bank of America's (or such other bank's) London Branch or London Affiliate to major banks in the offshore interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

      "Eurocurrency Rate Loan" means a Loan that bears interest at a rate based on the Eurocurrency Rate. All Loans denominated in a Foreign Currency must be Eurocurrency Rate Loans.

      "Event of Default" has the meaning specified in Section 9.01.

      "Excess Cash Flow" means, for any period for the Borrower and its Subsidiaries, an amount equal to the sum of (a) Consolidated EBITDA for such period minus (b) capital expenditures to the extent permitted under Section 8.12 for such period minus (c) the cash portion of Consolidated Interest Charges for such period minus (d) scheduled debt amortization payments made during such period minus (e) principal payments on Revolving Credit Loans if accompanied simultaneously by a dollar for dollar permanent reduction in the Revolving Credit Commitments during such period minus (f) the amount of any voluntary prepayments made on the Term Loan during such period minus (g) any premium paid during such period in connection with the prepayment, redemption, purchase, defeasance or other satisfaction prior to the scheduled maturity of Indebtedness permitted to be prepaid, redeemed, purchased, defeased or satisfied hereunder, minus (h) cash charges made during such period related to the conversion of the Existing Convertible Senior Subordinated Notes minus (i) cash charges in connection with the Surgical Business Acquisition made during such period within 18 months of the consummation of the Surgical Business Acquisition in an amount not to exceed $10,000,000 in the aggregate minus (j) increases in Consolidated Working Capital for such period plus (k) decreases in Consolidated Working Capital for such period, in each case on a consolidated basis determined in accordance with GAAP.

      "Existing Convertible Indenture" means that certain existing Indenture dated as of June 24, 2003 between the Borrower, the guarantors party thereto, and U.S. Bank National Association, as trustee, as in effect on the Closing Date, as such Indenture may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof and thereof.

      "Existing Convertible Senior Subordinated Notes" means those 3.50% Existing Convertible Senior Subordinated Notes of the Borrower due 2023 issued pursuant to the Existing Convertible Indenture, as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

      "Existing Convertible Senior Subordinated Notes Documents" means the Existing Convertible Senior Subordinated Notes, the Existing Convertible Indenture and all other documents executed and delivered in respect of the Existing Convertible Senior Subordinated Notes and the Existing Convertible Indenture, in each case as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

      "Existing Credit Agreement" has the meaning specified in the preliminary statements hereof.

      "Existing Debt" means Indebtedness of the Borrower and its Subsidiaries outstanding immediately before (and permitted hereunder to be outstanding immediately after) giving effect to the Transaction, as reflected on Schedule
6.21 hereto.

      "Existing Foreign Currency Fronting Loans" has the meaning specified in the preliminary statements hereof.

      "Existing Lenders" has the meaning specified in the preliminary statements hereof.

      "Existing Letters of Credit" has the meaning specified in the preliminary statements hereof.

      "Existing Loans" has the meaning specified in the preliminary statements hereof.

      "Existing Revolving Loans" has the meaning specified in the preliminary statements hereof.

      "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement.

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America (or such other bank as may be the Administrative Agent at such time) on such day on such transactions as determined by the Administrative Agent.

      "Fee Letter" means the letter agreement, dated June 16, 2004 among the Borrower, the Administrative Agent, BAS, Lehman Commercial Paper Inc. and Lehman Brothers Inc.

      "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

      "Foreign Currency" means Euros, Japanese yen, Sterling, Canadian Dollars, Australian Dollars, Hong Kong Dollars, and other freely transferable currencies satisfactory to each of the Revolving Credit Lenders in their sole discretion.

      "Foreign Currency Equivalent" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Foreign Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Determination
Date) for the purchase of such Foreign Currency with Dollars.

      "Foreign Currency Fronting Borrowing" means a borrowing of a Foreign Currency Fronting Loan pursuant to Section 2.04(b).

      "Foreign Currency Fronting Facility" means the revolving credit facility made available by the Foreign Currency Fronting Lender pursuant to Section 2.04(b).

      "Foreign Currency Fronting Lender" means Bank of America in its capacity as provider of Foreign Currency Fronting Loans, or any successor foreign currency fronting lender hereunder.

      "Foreign Currency Fronting Loan" has the meaning specified in Section 2.04(b)(i).

      "Foreign Currency Fronting Loan Notice" means a notice of a Foreign Currency Fronting Borrowing pursuant to Section 2.04(b)(ii), which, if in writing, shall be substantially in the form of Exhibit H.

      "Foreign Currency Sublimit" means, at any time, an amount equal to the lesser of (a) $25,000,000 and (b) the unused amount of the Aggregate Commitments under the Revolving Credit Facility at such time. The Foreign Currency Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

      "Foreign Lender" has the meaning specified in Section 11.14(a)(i).

      "Foreign Subsidiary" means any Subsidiary that (a) is not created or organized in the United States or under the Laws of the United States or of any State therein or (b) is created or organized in the United States or under the Laws of the United States or any State therein and is a direct Subsidiary (including any Subsidiary treated as a direct Subsidiary for United States federal income tax purposes) of a Subsidiary described in clause (a) of this definition; provided, however, a Foreign Subsidiary shall not include any Person that is organized in the United States or under the Laws of the United States or any State therein and is a "domestic corporation" under and as defined in the Code.

      "Foreign Subsidiary Pledge Supplement" means each supplement to the Security Agreement in respect of the pledge of stock of a Subsidiary which is not a Domestic Subsidiary.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances as of the date of determination, consistently applied.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

      "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "Guarantors" means, collectively, the Domestic Subsidiaries of the Borrower listed on Schedule I hereto and each other Domestic Subsidiary of the Borrower that joins as a Guarantor pursuant to Section 7.12.

      "Guaranty" means the Guaranty made by the Guarantors pursuant to Article IV hereof.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Honor Date" has the meaning specified in Section 2.03(c)(i).

      "ICC" has the meaning specified in Section 2.03(h).

      "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

            (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

            (c) net obligations of such Person under any Swap Contract;

            (d) the Attributable Indebtedness of Securitization Transactions;

            (e) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) and, except for those being contested in good faith, not past due for more than 60 days after the date on which each such trade payable or account payable was created);

            (f) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (g) capital leases and Synthetic Lease Obligations;

            (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

            (i) all Guarantees of such Person in respect of any of the foregoing; and

            (j) all indebtedness and other payment obligations referred to in clauses (a) through (h) above of another Person secured by (or for which the holder of such indebtedness or other payment obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligations.

      For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or other form of entity that limits liability to its equity holders) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation or Securitization Transaction as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

      "Indemnitees" has the meaning specified in Section 11.04(b).

      "Information" has the meaning specified in Section 11.07.

      "Information Memorandum" means the confidential information memorandum dated June, 2004 containing information supplied by the Borrower and used by BAS and Lehman Brothers Inc. in connection with the syndication of the Commitments.

      "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

      "Interest Period" means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months (or, in the case of any conversion of Base Rate Loans to Eurocurrency Rate Loans on or about the Closing Date, one week) thereafter, as selected by the Borrower in its Loan Notice or Foreign Currency Fronting Loan Notice, as applicable; provided that:

            (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (iii) no Interest Period for any Loan shall extend beyond the Maturity Date.

      "Interim Financial Statements" means the unaudited consolidated and consolidating financial statements of the Borrower and its Subsidiaries for the three month period ending March 31, 2004, including balance sheets and statements of income or operations, shareholders' equity and cash flows and unaudited consolidated financial statements of the Borrower and its Subsidiaries for the calendar month ending May 31, 2004, including balance sheets and statements of income or operations, shareholders' equity and cash flows.

      "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the types referred to in clause (i) or (j) of the definition of "Indebtedness" set forth in this Section 1.01 in respect of such Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or (d) any other investment in another Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

      "IP Rights" has the meaning set forth in Section 6.17.

      "IP Security Agreement" means the Amended and Restated Intellectual Property Security Agreement made by each Loan Party to the Administrative Agent, dated as of the Closing Date, as amended, amended and restated or otherwise modified from time to time.

      "IP Security Agreement Supplement" means each supplement to the IP Security Agreement with respect to the intellectual property of the Loan Parties.

      "IRS" means the United States Internal Revenue Service.

      "IRS Letter Ruling" means the private letter ruling Ref No. PLR-l68887-01 issued by the IRS to Allergan and dated May 15, 2002.

      "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

      "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

      "Joinder Agreement" means a joinder agreement substantially in the form of Exhibit F executed and delivered by a Loan Party in accordance with the provisions of Section 7.12.

      "Judgment Currency" has the meaning specified in Section 11.17.

      "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "L/C Advance" means, with respect to each Revolving Credit Lender, such Revolving Credit Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

      "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when reimbursement is required under Section 2.03(c) or refinanced as a Revolving Credit Borrowing.

      "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

      "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

      "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

      "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer, the Swing Line Lender and the Foreign Currency Fronting Lender.

      "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

      "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

      "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

      "Letter of Credit Expiration Date" means the day that is seven (7) days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

      "Letter of Credit Sublimit" means, at any time, an amount equal to the lesser of (a) $25,000,000 and (b) the unused amount of the Aggregate Commitments under the Revolving Credit Facility at such time. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

      "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Revolving Credit Loan, Foreign Currency Fronting Loan or Term Loan.

      "Loan Documents" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Fee Letter,
(v) the Administrative Agent Fee Letter and (vi) each Letter of Credit Application, and (b) for purposes of the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Fee Letter,
(v) the Administrative Agent Fee Letter, (vi) each Letter of Credit Application and (vii) each Secured Swap Contract.

      "Loan Notice" means a notice of (a) a Borrowing (other than a Foreign Currency Fronting Borrowing or a Swing Line Loan Borrowing), (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

      "Loan Parties" means, collectively, the Borrower and each Guarantor, and individually, any of the Loan Parties.

      "Mandatory Cost" means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01.

      "Manufacturing Agreement" means the Manufacturing Agreement between Allergan and the Borrower dated June 29, 2002.

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

      "Material Contract" means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $10,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

      "Material Subsidiary" means each Subsidiary now existing or hereafter acquired or formed, and each successor thereto, which (a) accounts for more than 10% of (i) the Consolidated gross revenues of the Borrower and its Subsidiaries for the twelve month period ending as of the most recently completed fiscal quarter, (ii) Consolidated EBITDA for the twelve month period ending as of the most recently completed fiscal quarter, or (iii) the Consolidated assets of the Borrower and its Subsidiaries, in each case, as of the last day of the most recently completed fiscal quarter of the Borrower with respect to which, pursuant to clauses (a) or (b) of Section 7.01, financial statements have been, or are required to have been, delivered by the Borrower, and in any event includes all of the Subsidiaries listed on Schedule II.

      "Maturity Date" means June 25, 2009.

      "Maximum Rate" has the meaning specified in Section 11.09.

      "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

      "Multiemployer Plan" means any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA and to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Indebtedness or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration or as a refund) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Indebtedness that, by the terms of the agreement or instrument governing such Indebtedness, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or accrued for future payments within 90 days after consummation of such disposition to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of amounts deducted but not actually paid or that are not then payable, if at the time such amounts are paid the amount so deducted exceeds the amount actually paid, then an amount equal to such excess shall constitute "Net Cash Proceeds" for all purposes hereunder.

      "New Lender" has the meaning specified in Section 11.22.

      "Note" or "Notes" means the Revolving Credit Notes and/or the Term Notes, individually or collectively, as appropriate.

      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document (including any Secured Swap Contract and any obligations under any Treasury Management Agreement between any Loan Party and any Lender or an Affiliate of any Lender) or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

      "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "Other Taxes" has the meaning specified in Section 3.01(b).

      "Outstanding Amount" means (a) with respect to Revolving Credit Loans, Swing Line Loans, Foreign Currency Fronting Loans and the Term Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans, Swing Line Loans, Foreign Currency Fronting Loans and the Term Loan, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

      "Overnight Rate" means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, or the L/C Issuer as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in a Foreign Currency, the rate of interest per annum at which overnight deposits in the applicable Foreign Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

      "Participant" has the meaning specified in Section 11.06(d).

      "Participating Member State" means each state so described in any EMU Legislation.

      "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Section 412 of the Code or Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Pro Forma Basis" means, for purposes of calculating the financial covenants set forth in Section 8.11 (including for purposes of determining the Applicable Rate), that any Disposition or Acquisition shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b). In connection with the foregoing, (a) with respect to any Disposition (i) income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (b) with respect to any Acquisition (i) income statement items (whether positive or negative) attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and
(B) such items are supported by audited financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by the Borrower or any Subsidiary (including the Person or property acquired) in connection with such transaction and any Indebtedness of the Person or property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

      "Pro Rata Share" means, (a) with respect to each Revolving Credit Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Credit Commitment of such Lender at such time and the denominator of which is the amount of the Revolving Credit Facility at such time; provided that if the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, then the Pro Rata Share of each Revolving Credit Lender shall be determined based on the Revolving Credit Outstandings of such Revolving Credit Lender and (b) with respect to each Term Loan Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Term Loan held by such Term Loan Lender at such time and the denominator of which is the aggregate principal amount of the Term Loan at such time. The initial Pro Rata Share of each Revolving Credit Lender for the Revolving Credit Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. The initial Pro Rata Share of each Term Loan Lender is set forth opposite such Term Loan Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Term Loan Lender becomes a party hereto, as applicable.

      "Purchase Agreement" means that certain Stock and Purchase Agreement dated as of April 21, 2004 between the Borrower and Pfizer, Inc.

      "Real Estate" means, for any Person, all of the real property owned, leased, subleased or used by such Person.

      "Reduction Amount" has the meaning specified in Section 2.06(d).

      "Register" has the meaning set forth in Section 11.06(c).

      "Related Documents" means the Contribution and Distribution Agreement, the Transitional Services Agreement, the Employee Matters Agreement, the Manufacturing Agreement, the Tax Sharing Agreement, the IRS Letter Ruling and the 2004 Related Documents.

      "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person's Affiliates.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

      "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans (other than Swing Line Loans and Foreign Currency Fronting Loans), a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, (c) with respect to a Swing Line Loan, a Swing Line Loan Notice and (d) with respect to a Foreign Currency Fronting Loan, a Foreign Currency Fronting Loan Notice.

      "Required Lenders" means, as of any date of determination, (a) Lenders holding in the aggregate more than 50% of (i) the Revolving Credit Commitments and (ii) the outstanding Term Loan or (b) if the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section
9.02 or otherwise, Lenders holding in the aggregate more than 50% of (1) the Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender's risk participation and funded participation in L/C Obligations and Foreign Currency Fronting Loans being deemed "held" by such Lender for purposes of this definition) and (2) the outstanding Term Loan; provided that the Commitment of, and the portion of the Revolving Credit Outstandings and the portion of the outstanding Term Loan held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

      "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest, or on account of any return of capital to the Borrower's stockholders, partners or members (or the equivalent Persons thereof).

      "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type made by the Revolving Credit Lenders.

      "Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Revolving Credit Lender's name on Schedule 2.01 under the caption "Revolving Credit Commitment" or, if such Revolving Credit Lender has entered into one or more Assignment and Assumptions, set forth for such Revolving Credit Lender in the Register maintained by the Administrative Agent pursuant to Section 11.06(c) as such Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.07.

      "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

      "Revolving Credit Lender" means any Lender that has a Revolving Credit Commitment.

      "Revolving Credit Loan" has the meaning specified in Section 2.01(a).

      "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit B, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans and L/C Advances, participations in Swing Line Loans and participations in Foreign Currency Fronting Loans made by such Lender, as amended, endorsed or otherwise modified from time to time.

      "Revolving Credit Outstandings" means the aggregate Outstanding Amount of all Revolving Credit Loans, all Swing Line Loans, all Foreign Currency Fronting Loans and all L/C Obligations.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

      "Sale and Leaseback Transaction" means, with respect to the Borrower or any Subsidiary, any arrangement, directly or indirectly, with any person whereby the Borrower or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

      "Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in a Foreign Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Foreign Currency.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Secured Obligations" has the meaning specified in Section 2 of the Security Agreement.

      "Secured Parties" means the Administrative Agent, the Lenders and the Swap Banks.

      "Secured Swap Contract" means any Swap Contract required or permitted under this Agreement that is entered into by and between the Borrower and any Swap Bank.

      "Securitization Transaction" means any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which the Borrower or any Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of the Borrower.

      "Security Agreement" means the Amended and Restated Security Agreement made by each Loan Party to the Administrative Agent, dated as of the Closing Date, as amended, amended and restated or otherwise modified from time to time.

      "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Special Notice Currency" means at any time a Foreign Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

      "Specified Event of Default" means any Event of Default under Section 9.01(a), (b) (occurring as a result of the failure of any Loan Party to comply with Section 8.01, 8.02, 8.03, 8.04, 8.05, 8.07 or 8.10), (e), (f), (g) or (k).

      "Spot Rate" for a currency means the rate quoted by Bank of America (or such other bank as may be the Administrative Agent at such time) or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by Bank of America (or such other bank as may be the Administrative Agent at such time) such Person of such currency with another currency through its principal foreign exchange trading office at approximately 1:00 p.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in a Foreign Currency.

      "Sterling" means the lawful currency of the United Kingdom.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

      "Surgical Business" means the worldwide business of researching, developing, manufacturing, marketing, distributing and selling viscoelastic products, intraocular lenses and glaucoma shunts used in the practice of human ophthalmic surgery to be purchased from Pfizer Inc. pursuant to the Purchase Agreement.

      "Surgical Business Acquisition" means the purchase by the Borrower of the Surgical Business pursuant to and in accordance with the terms of the Purchase Agreement.

      "Swap Bank" means any Lender or an Affiliate of a Lender in its capacity as a party to a Secured Swap Contract.

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

      "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to
Section 2.04(a).

      "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

      "Swing Line Loan" has the meaning specified in Section 2.04(a).

      "Swing Line Loan Notice" means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(a)(ii), which, if in writing, shall be substantially in the form of Exhibit G.

      "Swing Line Sublimit" means, at any time, an amount equal to the lesser of
(a) $10,000,000 and (b) the unused amount of the Aggregate Commitments under the Revolving Credit Facility as such time. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

      "Syndication Agent" has the meaning specified in the heading hereof.

      "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

      "TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

      "Tax Sharing Agreement" means that certain Tax Sharing Agreement between Allergan and the Borrower dated June 24, 2002.

      "Taxes" has the meaning specified in Section 3.01(a).

      "Term Loan" has the meaning specified in Section 2.01(b).

      "Term Loan Commitment" means, as to each Lender, its obligation to make its portion of the Term Loan to the Borrower pursuant to Section 2.01(b), in the principal amount set forth opposite such Lender's name on Schedule 2.01. The aggregate principal amount of the Term Loan Commitments of all of the Lenders as in effect on the Closing Date is TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000).

      "Term Loan Lender" means any Lender that has funded a portion of the Term Loan and/or purchased a portion of the Term Loan pursuant to one or more Assignment and Assumptions in accordance with the terms hereof.

      "Term Note" means a promissory note of the Borrower payable to the order of any Term Loan Lender, in substantially the form of Exhibit C, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Term Loan, as amended, endorsed or otherwise modified from time to time.

      "Threshold Amount" means $8,000,000.

      "Transaction" means the amendment and restatement of the Existing Credit Agreement pursuant hereto and the extension of the Credit Facilities hereunder.

      "Transitional Services Agreement" means the Transitional Services Agreement between Allergan and the Borrower dated June 29, 2002.

      "Treasury Management Agreement" means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.

      "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "United States" and "U.S." mean the United States of America.

      "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

      1.02 OTHER INTERPRETIVE PROVISIONS.

      With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

            (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                  (iii) The term "including" is by way of example and not
            limitation.

                  (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

            (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

            (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      1.03 ACCOUNTING TERMS.

      (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

      (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders (such approval not to be unreasonably withheld, delayed or conditioned)); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      (c) Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 8.11 (including for purposes of determining the Applicable Rate) shall be made on a Pro Forma Basis.

      1.04 ROUNDING.

      Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      1.05 REFERENCES TO AGREEMENTS AND LAWS.

      Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

      1.06 TIMES OF DAY.

      Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

      1.07 LETTER OF CREDIT AMOUNTS.

      Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the Dollar Equivalent of the maximum face amount of such Letter of Credit after giving effect to all increases and decreases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

      1.08 EXCHANGE RATES; CURRENCY EQUIVALENTS.

      (a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Determination Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Foreign Currencies. Such Spot Rates shall become effective as of such Determination Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Determination Date to occur. Except for purposes of financial

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

statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

      (b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

      1.09 ADDITIONAL FOREIGN CURRENCIES.

      (a) The Borrower may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of "Foreign Currency;" provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

      (b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

      (c) Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify Borrower and such currency shall thereupon be deemed for all purposes to be a Foreign Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be a Foreign Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09, the Administrative Agent shall promptly so notify the Borrower.

      1.10 CHANGE OF CURRENCY.

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

      (a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

      (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

      (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

                                   ARTICLE II.

                      THE COMMITMENTS AND CREDIT EXTENSIONS

      2.01 LOANS.

      (a) Subject to the terms and conditions set forth herein, (i) all Existing Revolving Credit Loans shall be continued as Revolving Credit Loans governed by this Agreement reallocated to each Revolving Credit Lender in accordance with
Section 11.19 and (ii) each Revolving Credit Lender severally agrees to make loans (each such loan, a "Revolving Credit Loan") to the Borrower in Dollars or in one or more Foreign Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Credit Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (A) the Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (B) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lenders' Pro Rata Share of the Outstanding Amount of all Swing Line Loans plus such Revolving Credit Lender's Pro Rata Share of the Outstanding Amount of all Foreign Currency Fronting Loans shall not exceed such Revolving Credit Lender's Revolving Credit Commitment, and (C) the Outstanding Amount of all Foreign Currency Fronting Loans, plus the Outstanding Amount of all Revolving Credit Loans that were made in a Foreign Currency shall not exceed the Foreign Currency Sublimit; provided further, however, that on the Closing Date no new Loans may be made as Eurocurrency Rate Loans. Within the limits of each Revolving Credit Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

      (b) Subject to the terms and conditions set forth herein, each Term Loan Lender severally agrees to make a portion of a term loan (the "Term Loan") to the Borrower in Dollars on the Closing Date in an amount of such Term Loan Lender's Term Loan Commitment. Amounts repaid or prepaid on the Term Loan may not be reborrowed. The Term Loan may consist of Base Rate Loans or Eurocurrency Rate Loans, as further provided herein; provided, however, that the funding of the Term Loan on the Closing Date shall be made as a Base Rate Loan.

      2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

      (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 9:00 a.m. three (3) Business Days (or five (5) Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Foreign Currency Fronting Loans or Revolving Credit Loans made in a Foreign Currency, (ii) 1:00 p.m. three (3) Business Days (or five (5) Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (other than Eurocurrency Rate Loans made in a Foreign Currency) or of any conversion of Eurocurrency Rate Loans to Base Rate Loans,
(iii) 1:00 p.m. one (1) Business Day prior to the requested date of any Borrowing of Base Rate Loans, and (iv) 11:00 a.m. on the requested date of any Borrowing of Base Rate Loans the proceeds of which will be used to repay L/C Borrowings. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly (and in any event on the date of such telephonic notice) by delivery to the Administrative Agent of a written Loan Notice or Foreign Currency Fronting Loan Notice, as applicable, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (other than with respect to a Foreign Currency Fronting Loan) shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, which, in the case of a Revolving Credit Loan to be made in a Foreign Currency, shall be in a minimum amount of $2,000,000,
(iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the Foreign Currency in which such Loans are to be made, and (vi) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loan so requested shall be made in Dollars. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in a Foreign Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

      (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount (and currency) of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or

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

continuation of Loans denominated in a currency other than Dollars, in each case, described in the preceding subsection (a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in a Foreign Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America (or such other bank as may be the Administrative Agent at such time) with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower, as provided above.

      (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Foreign Currency) without the consent of the Required Lenders, and the Required Lenders may demand that (i) any or all of the then outstanding Eurocurrency Rate Loans be converted immediately to Base Rate Loans and (ii) any or all of the then outstanding Eurocurrency Rate Loans denominated in a Foreign Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto..

      (d) The Administrative Agent shall promptly notify the Borrower and the Appropriate Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Appropriate Lenders of any change in the prime rate of Bank of America (or such other bank as may be the Administrative Agent at such time) used in determining the Base Rate promptly following the public announcement of such change.

      (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to the Revolving Credit Loans and ten (10) Interest Periods in effect with respect to the Term Loan.

      (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

      2.03 LETTERS OF CREDIT.

      (a) The Letter of Credit Commitment.

                  (i) Subject to the terms and conditions set forth herein, the
            Existing Letters of Credit shall be continued as Letters of Credit governed by this Agreement and (A) the L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders

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

            set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Foreign Currencies for the account of the Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that after giving effect to any L/C Credit Extension, (x) the Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans plus such Revolving Credit Lender's Pro Rata Share of the Outstanding Amount of all Foreign Currency Fronting Loans shall not exceed such Lender's Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                  (ii) The L/C Issuer shall be under no obligation to issue any
            Letter of Credit if:

                        (A) any order, judgment or decree of any Governmental
                  Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                        (B) the expiry date of such requested Letter of Credit
                  would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date, it being understood that no such approval shall be required for the issuance of any Letter of Credit that has an expiry date of 12 months or less from the date of issuance, but that includes provision for automatic renewal beyond such 12 month period;

                        (C) the expiry date of such requested Letter of Credit
                  would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date;

                        (D) the issuance of such Letter of Credit would violate
                  one or more policies of the L/C Issuer;

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

                        (E) except as otherwise agreed by the Administrative
                  Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars, or a Foreign Currency;

                        (F) the L/C Issuer does not as of the issuance date of
                  such requested Letter of Credit issue Letters of Credit in the requested currency; or

                        (G) a default of any Revolving Credit Lender's
                  obligations to fund under Section 2.03(c) exists or any Revolving Credit Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Revolving Credit Lender to eliminate the L/C Issuer's risk with respect to such Revolving Credit Lender.

                  (iii) The L/C Issuer shall be under no obligation to amend any
            Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (iv) If the Borrower so requests in any applicable Letter of
            Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised (as extended) form under the terms hereof (by reason of the provisions clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or any Loan Party that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

      (b) Procedures for Issuance and Amendment of Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent (A) not later than 1:00 p.m. at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in Dollars, and (B) not later than 1:00 p.m. at least ten (10) Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in a Foreign Currency; or in each case such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C
            Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof and in the absence of specification of currency shall be deemed a request for a Letter of Credit denominated in Dollars; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

                  (ii) Promptly after receipt of any Letter of Credit
            Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

                  (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

                  (iv) The L/C Issuer shall be under no obligation to issue or amend any Letter of Credit if the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, on or prior to the Business Day prior to the requested date of issuance or amendment of such Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied.

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

      (c) Drawings and Reimbursements; Funding of Participations.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in a Foreign Currency, the Borrower shall reimburse the L/C Issuer in such Foreign Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in a Foreign Currency, the L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 1:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars if the L/C Issuer delivers notice of such payment by 11:00 a.m. on such day (or, if notice of such payment by the L/C Issuer is made after 11:00 a.m., not later than 10:00 a.m. the next succeeding Business Day), or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in a Foreign Currency (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in Foreign Currency) (the "Unreimbursed Amount"), and the Dollar Equivalent amount of such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing in Dollars of Base Rate Loans to be disbursed on the Honor Date in a Dollar Equivalent amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Revolving Credit Lender (including the Revolving
            Credit Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in a Dollar Equivalent amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan in Dollars under the Revolving Credit Facility to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars, or if requested by the L/C Issuer, the equivalent amount thereof in a Foreign Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined as of such funding date) for the purchase of such Foreign Currency with Dollars.

                  (iii) With respect to any Unreimbursed Amount that is not
            fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                  (iv) Until each Revolving Credit Lender funds its Revolving
            Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Revolving Credit Lender's obligation to make
            Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this
            Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

      (d) Repayment of Participations.

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the

            Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in
            Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

      (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of
            Credit, this Agreement, any other agreement or instrument relating thereto or any other Loan Document;

                  (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any of its Subsidiaries may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document
            presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer to the beneficiary under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

                  (v) any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit;

                  (vi) any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

      The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

      (f) Role of L/C Issuer. Each Revolving Credit Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties, nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Revolving Credit Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through
(v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willfull misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations. For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at Bank of America (or such other bank as may be the Administrative Agent at such time). If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount thereof, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at Bank of America (or such other bank as may be the Administrative Agent at such time) as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the L/C Issuer. So long as no Default has occurred and is continuing and no Obligations of the Borrower or any Loan Party that are due and payable remain unpaid, if any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be returned to the Borrower.

      (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency
(euro)) shall apply to each commercial Letter of Credit.

      (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, in Dollars, a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

      (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, a letter of credit fee for each Letter of Credit issued by the L/C Issuer equal to 0.20% per annum times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.

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

      (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

      2.04 SWING LINE LOANS AND FOREIGN CURRENCY FRONTING LOANS.

      (a) Swing Line Loans.

                  (i) The Swing Line Facility. Subject to the terms and
            conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding, the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Loans (other than Swing Line Loans) and L/C Obligations of the Lender acting as a Swing Line Lender, may exceed the amount of such Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (1) the Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (2) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans plus such Revolving Credit Lender's Pro Rata Share of the Outstanding Amount of all Foreign Currency Fronting Loan shall not exceed such Revolving Credit Lender's Revolving Credit Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04(a), prepay under Section 2.05, and reborrow under this Section 2.04(a). Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

                  (ii) Borrowing Procedures. Each Borrowing of Swing Loans shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of principal amount of $250,000 and integral multiples of $100,000 in excess thereof and (B) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing
            (1) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a)(i), or (2) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line

            Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

                  (iii) Refinancing of Swing Line Loans.

                  (A) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Revolving Loan that is a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 5.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(a)(iii)(B), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                  (B) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.04(a)(iii)(A), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(a)(iii) shall be deemed payment in respect of such participation.

                  (C) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(a)(iii) by the time specified in Section 2.04(a)(iii)(A), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                  (D) Each Revolving Credit Lender's obligation to make
            Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(a)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, (C) non-compliance with the conditions set forth in Section 5.02 or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

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

                  (iv) Repayment of Participations.

                        (A) At any time after any Revolving Credit Lender has
            purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

                        (B) If any payment received by the Swing Line Lender in
            respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

                  (v) Interest for Account of Swing Line Lender. The Swing Line
            Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04(a) to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

                  (vi) Payments Directly to Swing Line Lender. The Borrower
            shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

      (b) Foreign Currency Fronting Loans.

                  (i) The Foreign Currency Fronting Facility. Subject to the
            terms and conditions set forth herein, (A) the Existing Foreign Currency Fronting Loans shall be continued as Foreign Currency Fronting Loans governed by this Agreement and (B) the Foreign Currency Fronting Lender agrees to make loans (each such loan, a "Foreign Currency Fronting Loan") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount for all such Foreign Currency Fronting Loans not in excess of $10,000,000 and not to exceed at any time outstanding, together with the Outstanding Amount of all Revolving Credit Loans that were denominated in a Foreign Currency, the amount of the Foreign Currency Sublimit, notwithstanding the fact that such Foreign Currency Fronting Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Loans (other than Foreign Currency Fronting Loans) and L/C Obligations of the Lender acting as Foreign Currency Fronting Lender, may exceed the amount of such Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Foreign Currency Fronting Loan, (1) the Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (2) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans plus such Lender's Pro Rata Share of the Outstanding Amount of all Foreign Currency Fronting Loans shall not exceed such Lender's Revolving Credit Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04(b), prepay under Section 2.05, and reborrow under this Section 2.04(b). Each Foreign Currency Fronting Loan shall be a Eurocurrency Rate Loan. Immediately upon the making of a Foreign Currency Fronting Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Foreign Currency Fronting Lender a risk participation in such Foreign Currency Fronting Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Foreign Currency Fronting Loan.

                  (ii) Borrowing Procedures. Each Foreign Currency Fronting
            Borrowing shall be made upon the Borrower's irrevocable notice to the Foreign Currency Fronting Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Foreign Currency Fronting Lender and the Administrative Agent not later than 9:00 a.m. three (3) Business Days prior to the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of $100,000, (B) the requested borrowing date, which shall be a Business Day and (C) the Foreign Currency in which such borrowing is to be made. Each such telephonic notice must be confirmed promptly by delivery to the Foreign Currency Fronting Lender and the Administrative Agent of a written Foreign Currency Fronting Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Foreign Currency Fronting Lender of any telephonic Foreign Currency Fronting Loan Notice, the Foreign Currency Fronting Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Foreign Currency Fronting Loan Notice and, if not, the Foreign Currency Fronting Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Foreign Currency Fronting Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Foreign Currency Fronting Borrowing (1) directing the Foreign Currency Fronting Lender not to make such Foreign Currency Fronting Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(b)(i), or (2) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Foreign Currency Fronting Lender will, not later than 3:00 p.m. on the borrowing date specified in such Foreign Currency Fronting Loan Notice, make the amount of its Foreign Currency Fronting Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Foreign Currency Fronting Lender in Same Day Funds.

                  (iii) Refinancing of Foreign Currency Fronting Loans.

                        (A) The Foreign Currency Fronting Lender at any time in
                  its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Foreign Currency Fronting Lender to so request on its behalf), that each Revolving Credit Lender make a Eurocurrency Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Foreign Currency Fronting Loans then outstanding. Such request shall be made in writing and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Eurocurrency Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 5.02. The Foreign Currency Fronting Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Foreign Currency Fronting Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to
                  Section 2.04(b)(iii)(A), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Eurocurrency Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Foreign Currency Fronting Lender.

                        (B) If for any reason any Foreign Currency Fronting Loan
                  cannot be refinanced by such a Borrowing in accordance with
                  Section 2.04(b)(iii)(A), the request for Eurocurrency Rate Loans submitted by the Foreign Currency Fronting Lender as set forth herein shall be deemed to be a request by the Foreign Currency Fronting Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Foreign Currency Fronting Loan and each Revolving Credit Lender's payment to the Administrative Agent for the account of the Foreign Currency Fronting Lender pursuant to Section 2.04(b)(iii)(A) shall be deemed payment in respect of such participation.

                        (C) If any Revolving Credit Lender fails to make
                  available to the Administrative Agent for the account of the Foreign Currency Fronting Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(b)(iii) by the time specified in Section 2.04(b)(iii)(A), the Foreign Currency Fronting Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Foreign Currency Fronting Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Foreign Currency Fronting Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                        (D) Each Revolving Credit Lender's obligation to make
                  Revolving Credit Loans or to purchase and fund risk participations in Foreign Currency Fronting Loans pursuant to this Section 2.04(b)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Foreign Currency Fronting Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Foreign Currency Fronting Loans, together with interest as provided herein.

                  (iv) Repayment of Participations.

                        (A) At any time after any Revolving Credit Lender has
                  purchased and funded a risk participation in a Foreign Currency Fronting Loan, if the Foreign Currency Fronting Lender receives any payment on account of such Foreign Currency Fronting Loan, the Foreign Currency Fronting Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's risk participation was funded) in the same funds as those received by the Foreign Currency Fronting Lender.

                        (B) If any payment received by the Foreign Currency
                  Fronting Lender in respect of principal or interest on any Foreign Currency Fronting Loan is required to be returned by the Foreign Currency Fronting Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Foreign Currency Fronting Lender in its discretion), each Revolving Credit Lender shall pay to the Foreign Currency Fronting Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Foreign Currency Fronting Lender.

                  (v) Interest for Account of Foreign Currency Fronting Lender.
            The Foreign Currency Fronting Lender shall be responsible for invoicing the Borrower for interest on the Foreign Currency Fronting Loans. Until each Revolving Credit Lender funds its Eurocurrency Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Pro Rata Share of any Foreign Currency Fronting Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Foreign Currency Fronting Lender.

                  (vi) Payments Directly to Foreign Currency Fronting Lender.
            The Borrower shall make all payments of principal and interest in respect of the Foreign Currency Fronting Loans directly to the Foreign Currency Fronting Lender.

      2.05 VOLUNTARY PREPAYMENTS.

      The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (a) such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (ii) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Foreign Currencies, and (iii) one Business Day prior to any date of prepayment of Base Rate Loans; (b) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; (c) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (d) any prepayment of the Term Loan shall be applied ratably to the remaining principal amortization payments thereunder. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and whether the Loans to be prepaid are Revolving Credit Loans, Swing Line Loans or Foreign Currency Fronting Loans. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest thereon, together with, in the case of a Eurocurrency Rate Loan, any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Appropriate Lenders in accordance with their respective Pro Rata Shares.

      2.06 MANDATORY PREPAYMENTS.

      (a) The Borrower shall promptly (and in any event within five (5) Business
Days) upon receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from (i) the Disposition of any assets of the Borrower or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clause (a), (b), (c), (d), (e), (f) or (g) of Section 8.05) for an aggregate amount of $25,000,000 or more after the Closing Date, (ii) the incurrence or issuance by the Borrower or any of its Subsidiaries of any Indebtedness (including Indebtedness incurred under Section 8.03(d)) (other than Indebtedness incurred or issued pursuant to clause (a), (b), (c), (e), (f), (g), (h), (i), (j), (k), (m), (n) or (o) of
Section 8.03), (iii) the sale or issuance by the Borrower or any of its Subsidiaries of any Equity Interests (including, without limitation, receipt of any capital contribution) (other than Net Cash Proceeds received from (x) the Borrower or any of its Subsidiaries or (y) purchases of stock and exercise of options by employees of the Borrower or any of its Subsidiaries pursuant to employee benefit plans in an aggregate amount not to exceed $25,000,000 in any Fiscal Year and in any event excluding any issuance of Indebtedness convertible into Equity Interests and any subsequent conversion of such Indebtedness into Equity Interests) and (iv) any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries in an aggregate amount of $7,500,000 or more in any Fiscal Year and not otherwise included in clause (i), (ii) or (iii) above, prepay an aggregate principal amount of the Loans and Cash Collateralize the L/C Obligations in an amount equal to (x) in the case of clauses (i), (ii) and (iv) above, 100% of the amount of such Net Cash Proceeds and (y) in the case of clause (iii) above, 50% of the amount of such Net Cash Proceeds. Each such prepayment shall be applied first to the Term Loan (applied ratably to the remaining principal amortization payments thereof) and then (after the Term Loan has been paid in full) to the Revolving Credit Facility as set forth in clause (d) below; provided that (x) Net Cash Proceeds received from Indebtedness incurred pursuant to clause (p) of Section 8.03 shall be applied to the Term Loan only (applied ratably to the remaining principal amortization payments thereof) and (y) with respect to any Net Cash Proceeds realized (I) under a Disposition described in clause (i) above or (II) proceeds of insurance described in clause (iv) above, at the option of the Borrower (as elected by the Borrower in writing to the Administrative Agent on or prior to the date of such Disposition or the receipt of such insurance proceeds), and so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may reinvest all or any portion of such Net Cash Proceeds in operating assets used in the business of the Borrower and its Subsidiaries so long as (A) within 180 days following receipt of such Net Cash Proceeds, a definitive agreement for the purchase of such assets with such proceeds shall have been entered into (as certified by the Borrower in writing to the Administrative Agent) and (B) within 360 days after the receipt of such Net Cash Proceeds, such purchase shall have been consummated (as certified by the Borrower in writing to the Administrative Agent); provided further, however, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth above. Furthermore, within 90 days after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 2005, the Borrower shall, if the Consolidated Total Leverage Ratio as of the end of such Fiscal Year is greater than 2.75 to 1.0, first prepay the Term Loan (applied ratably to the remaining principal amortization payments thereof) and then (after the Term Loan has been paid in full) to the Revolving Credit Facility as set forth in clause
(d) below, in an amount equal to 50% of Excess Cash Flow for such Fiscal Year.

      (b) If for any reason the Revolving Credit Outstandings at any time exceed the Revolving Credit Facility then in effect, the Borrower shall immediately prepay Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this
Section 2.06(b) unless after the prepayment in full of the Revolving Credit Loans, the Swing Line Loans and Foreign Currency Fronting Loans the Revolving Credit Outstandings exceed the Revolving Credit Facility then in effect.

      (c) The Borrower shall, on each Business Day, Cash Collateralize the L/C Obligations in an amount equal to the amount by which the L/C Obligations exceeds the Letter of Credit Sublimit on such Business Day.

      (d) Prepayments of the Revolving Credit Facility made pursuant to clause
(a) or (b) above shall be first applied to prepay L/C Advances then outstanding until such L/C Advances are paid in full, and second applied to prepay Revolving Credit Loans then outstanding comprising part of the same

Borrowings until such Loans are paid in full and third applied to Cash Collateralize 100% of the L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (a) above, the amount remaining (if any) after the prepayment in full of the Loans then outstanding and the Cash Collateralization of 100% of the L/C Obligations (the sum of such prepayment amounts, Cash Collateralization amounts and remaining amount being referred to herein as the "Reduction Amount") may be retained by the Borrower and the Revolving Credit Facility shall be permanently reduced as set forth in
Section 2.07(e). Upon the drawing of any Letter of Credit that has been Cash Collateralized, such funds shall be applied to reimburse the L/C Issuer or Revolving Credit Lenders, as applicable.

      (e) If as of any Determination Date (i) the Dollar Equivalent of the Revolving Credit Outstandings exceeds the Revolving Credit Facility then in effect, (ii) the Dollar Equivalent of the sum of (A) all Foreign Currency Fronting Loans and (B) the Outstanding Amount of all Revolving Credit Loans denominated in a Foreign Currency exceeds the Foreign Currency Sublimit then in effect or (iii) the Dollar Equivalent of all L/C Obligations exceeds the Letter of Credit Sublimit, in each case, the Borrower shall, on such Determination Date, prepay Revolving Credit Loans denominated in Foreign Currencies, prepay Foreign Currency Fronting Loans and/or Cash Collateralize Letters of Credit denominated in a Foreign Currency in an aggregate amount equal to such excess; provided that to the extent that the Borrower has a Swap Contract with a counterparty reasonably acceptable to the Administrative Agent for the Foreign Currency of such Revolving Credit Loan, Foreign Currency Fronting Loan or Letter of Credit, such Swap Contract shall be considered in making the calculation in this clause (e).

      (f) Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurocurrency Rate Loans in direct order of Interest Period maturities. All prepayments under this Section
2.06 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any additional amounts required to Section 3.05.

      2.07 TERMINATION OR REDUCTION OF COMMITMENTS.

      (a) The Borrower may, upon notice to the Administrative Agent, terminate unused amounts of the Revolving Credit Facility, or from time to time permanently reduce the unused portions of the Revolving Credit Facility; provided that (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. two Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $500,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Revolving Credit Outstandings would exceed the Revolving Credit Facility, and (iv) if, after giving effect to any reduction of the Revolving Credit Facility, the Letter of Credit Sublimit, the Swing Line Sublimit or the Foreign Currency Sublimit exceeds the amount of the Revolving Credit Facility, such Letter of Credit Sublimit, Swing Line Sublimit or Foreign Currency Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Appropriate Lenders of any such notice of termination or reduction of the Revolving Credit Facility. Any reduction of the Revolving Credit Facility shall be applied to the Commitment of each Appropriate Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

      (b) The Letter of Credit Sublimit shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Sublimit exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

      (c) The Swing Line Sublimit shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Sublimit exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

      (d) The Foreign Currency Sublimit shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Foreign Currency Sublimit exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

      (e) The Revolving Credit Facility shall be automatically and permanently reduced, on a pro rata basis, on each date on which prepayment thereof is required to be made pursuant to Section 2.06(a) in an amount equal to the applicable Reduction Amount, provided that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments.

      2.08 REPAYMENT OF LOANS.

      (a) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Maturity Date the aggregate principal amount of the Revolving Credit Loans then outstanding.

      (b) Term Loan. The Borrower shall repay the outstanding principal amount of the Term Loan in installments on the dates and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05 or Section 2.06), unless accelerated sooner pursuant to Section 9.02:

                              Principal Amortization
  Payment Dates                       Payment
  -------------               ----------------------
September 30, 2004                   $625,000
December 31, 2004                    $625,000
  March 31, 2005                     $625,000
  June 30, 2005                      $625,000
September 30, 2005                   $625,000
December 31, 2005                    $625,000
  March 31, 2006                     $625,000
  June 30, 2006                      $625,000
September 30, 2006                   $625,000
December 31, 2006                    $625,000
  March 31, 2007                     $625,000
  June 30, 2007                      $625,000
September 30, 2007                   $625,000
December 31, 2007                    $625,000
  March 31, 2008                     $625,000
  June 30, 2008                      $625,000
September 30, 2008                  $60,000,000
December 31, 2008                   $60,000,000
  March 31, 2009                    $60,000,000
  Maturity Date                Outstanding Principal
                               Balance of Term Loan

      2.09 INTEREST.

      (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iv) each Foreign Currency Fronting Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus the Mandatory Cost.

      (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, the Borrower shall pay interest on the amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

      (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      2.10 FEES.

      In addition to certain fees described in subsections (i) and (j) of
Section 2.03:

            (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee in Dollars equal to 0.50% per annum times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations; provided, however, that no commitment fee shall accrue on the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility. The commitment fee shall be calculated in arrears. For purposes hereof, Swing Line Loans and Foreign Currency Fronting Loans shall not be counted toward or be considered as usage of the Revolving Credit Facility.

            (b) Other Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times specified in the Administrative Agent Fee Letter. The Borrower shall pay to the Administrative Agent, BAS, Lehman Commercial Paper Inc. and Lehman Brothers Inc. for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

      2.11 COMPUTATION OF INTEREST AND FEES.

      All computations of interest for Foreign Currency Fronting Loans and for Base Rate Loans and when the Base Rate is determined by the prime rate of Bank of America (or such other bank as may be the Administrative Agent at such time) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Foreign Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to
Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

      2.12 EVIDENCE OF DEBT.

      (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Appropriate Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) (i) in the case of Revolving Credit Loans, a Revolving Credit Note and (ii) in the case of the Term Loan, a Term Note which shall evidence such Appropriate Lender's Loans in addition to such accounts or records. Each Appropriate Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

      (b) In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit, Swing Line Loans and Foreign Currency Fronting Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

      (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due

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

and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

      2.13 PAYMENTS GENERALLY; ADMINISTRATIVE AGENT'S CLAWBACK.

      (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Appropriate Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars, or, with respect to Revolving Credit Loans made in a Foreign Currency and Foreign Currency Fronting Loans, the applicable Foreign Currency and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in a Foreign Currency shall be made to the Administrative Agent, for the account of the respective Revolving Credit Lenders to which such payment is owed, at the applicable Administrative Agent's Office in such Foreign Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in a Foreign Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Foreign Currency payment amount. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m. in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in a Foreign Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

      (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

      (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

            (i) if the Borrower failed to make such payment, each Appropriate Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and

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

            (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the applicable Overnight Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Appropriate Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Appropriate Lender as a result of any default by such Lender hereunder.

      A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

      (d) If any Appropriate Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

      (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit, Swing Line Loans and Foreign Currency Fronting Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Appropriate Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Appropriate Lender of its corresponding obligation to do so on such date, and no Appropriate Lender shall be responsible for the failure of any other Appropriate Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

      (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      2.14 SHARING OF PAYMENTS BY LENDERS.

      If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations, Swing Line Loans or in Foreign Currency Fronting Loans held by it (excluding any amounts applied by the Swing Line Lender to outstanding Swing Line Loans or by the Foreign Currency Fronting Lender to outstanding Foreign Currency Fronting Loans), any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Appropriate Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations, Swing Line Loans or Foreign Currency Fronting Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in

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

respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Appropriate Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Appropriate Lender so purchasing a participation from another Appropriate Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.08) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Appropriate Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

      2.15 FOREIGN CURRENCY BORROWINGS.

      (a) Determination of Dollar Equivalents. The Administrative Agent will determine the Dollar Equivalent amount on each of the following dates: (a) the date a Request for Credit Extension is delivered to the Administrative Agent with respect to each Credit Extension issued or advanced that results in such Outstanding Amount denominated in a Foreign Currency, (b) each date on which any such Outstanding Amount is due, (c) any Interest Payment Date applicable thereto, (d) the Honor Date with respect to any Letter of Credit denominated in a Foreign Currency, (e) each date of an amendment of any such Letter of Credit denominated in a Foreign Currency having the effect of increasing the amount thereof, (f) any date on which an L/C Borrowing is deemed to have been made with respect to a Letter of Credit denominated in a Foreign Currency, and (g) any additional and more frequent dates as the Administrative Agent in its sole discretion may, or at the direction of the Required Lenders shall, select from time to time (each such date under clauses (a) through (g), being a "Determination Date").

      (b) Notification of Availability. If on any date on which a Foreign Currency Fronting Loan or a Revolving Credit Loan made in a Foreign Currency is requested to be made or continued, in the event that the Foreign Currency requested or elected by the Borrower to be continued is not available to the Administrative Agent, then the Administrative Agent shall notify the Borrower no later than 3:00 p.m., three (3) Business Days prior to the proposed Borrowing or proposed continuation.

      (c) Consequences of Non-Availability. If the Administrative Agent notifies the Borrower pursuant to Section 2.15(b) that the Foreign Currency requested or elected by the Borrower to be continued is not available, such notification shall (i) in the case of any request for a Borrowing, revoke such request and
(ii) in the case of any continuation or conversion, result in the Eurocurrency Rate Loans denominated in such Foreign Currency being automatically converted into Eurocurrency Rate Loans denominated in Dollars for a one month Interest Period on the last day of the then current Interest Period with respect to such Eurocurrency Rate Loans denominated in such Foreign Currency.

      (d) Automatic Conversions. During the existence of an Event of Default, all outstanding Loans denominated in a Foreign Currency shall be redenominated and converted into their Dollar

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

Equivalent of Base Rate Loans in Dollars on the last day of the Interest Period applicable to any such Loans.

      2.16 DEFAULTING LENDERS.

      (a) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Foreign Currency Fronting Lender or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of the L/C Issuer, the Swing Line Lender, the Foreign Currency Fronting Lender or such other Lender and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such the L/C Issuer, the Swing Line Lender, the Foreign Currency Fronting Lender and the other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Foreign Currency Fronting Lender and the other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Foreign Currency Fronting Lender and the other Lenders, in the following order of priority:

            (i) first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

            (ii) second, to the L/C Issuer, the Swing Line Lender, the Foreign Currency Fronting Lender or any other Lenders for any Defaulted Amounts then owing to the L/C Issuer, the Swing Line Lender, the Foreign Currency Fronting Lender or any other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to the L/C Issuer, the Swing Line Lender, the Foreign Currency Fronting Lender or such other Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) of this Section 2.16.

      (b) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Loan or a Defaulted Amount and (iii) the Borrower, the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Foreign Currency Fronting Lender or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower, the L/C Issuer, the Swing Line Lender, the Foreign Currency Fronting Lender or such other Lender shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection
(b) shall be deposited by the Administrative Agent in an account with Bank of America (or such other bank as may be the Administrative Agent at such time), in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (b). The terms applicable to

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

such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Bank of America's (or such other bank's) standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (b). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Loans required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Foreign Currency Fronting Lender or any other Lender, as and when such Loans or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Loans and amounts required to be made or paid at such time, in the following order of priority:

            (i) first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

            (ii) second, to the L/C Issuer, Swing Line Lender, the Foreign Currency Fronting Lender or any other Lender for any amount then due and payable by such Defaulting Lender to the L/C Issuer, Swing Line Lender, the Foreign Currency Fronting Lender or such other Lender hereunder, ratably in accordance with such respective amounts then due and payable to the L/C Issuer, Swing Line Lender, the Foreign Currency Fronting Lender and such other Lenders; and

            (iii) third, to the Borrower for any Loan then required to be made by such Defaulting Lender pursuant to a Revolving Credit Commitment of such Defaulting Lender.

In the event that any Lender that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender shall be distributed by the Administrative Agent to such Lender and applied by such Lender to the Obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

      (c) The rights and remedies against a Defaulting Lender under this Section
2.16 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Loan and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

                                  ARTICLE III.

                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01 TAXES.

      (a) Subject to compliance with the provisions of Section 11.14, any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes) and any branch profits taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the

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

Laws of which the Administrative Agent or such Lender, as the case may be, is organized, maintains its principal office or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). Subject to Section 11.14, if the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) as soon as reasonably practicable after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

      (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

      (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies with reasonable support is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income, and tax credits that are attributable to such taxes and reasonably anticipated to be utilized during the taxable year such taxes are imposed) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

      (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

      (e) If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder or on account of which the Borrower's payment to a Lender has been increased hereunder, the relevant Lender or the Administrative Agent, as applicable, shall cooperate with the Borrower in challenging such Taxes at the Borrower's expense if so requested by the Borrower in writing. If any Lender or the Administrative Agent, as applicable, receives a refund or credit of a Tax for which a payment has been made by the Borrower pursuant to this Section, which credit or refund in the good faith judgment of such Lender or Administrative Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Borrower for such amount as the Lender or the Administrative Agent, as the case may be, determines in their respective good faith judgments to be the proportion of the credit or refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. If a Lender or the Administrative Agent

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

is required to return all or a portion of any credit or refund for which reimbursement was made under the preceding sentence to the authority that granted such refund, the Borrower shall pay over to such Lender or the Administrative Agent, as the case may be, the portion of such reimbursement as will leave such Lender or the Administrative Agent, as the case may be, in no better or worse position than if no such reimbursement had been made. Nothing herein contained shall (i) interfere with the right of a Lender or the Administrative Agent to arrange its tax affairs in whatever manner it thinks fit, (ii) oblige any Lender or the Administrative Agent to disclose any information relating to its tax affairs or any computations in respect thereof or (iii) require any Lender or the Administrative Agent to do anything that would prejudice its ability to benefit from any other reliefs, remissions or repayments to which it may be entitled.

      3.02 ILLEGALITY.

      If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or a Foreign Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or a Foreign Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

      3.03 INABILITY TO DETERMINE RATES.

      If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or Foreign Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan,
(b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether in Dollars or a Foreign Currency), or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

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

      3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EUROCURRENCY RATE LOANS.

      (a) If any Lender determines that as a result of the introduction after the Closing Date of or any change after the Closing Date in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) any taxes (as to which Section 3.01 shall govern to the extent applicable), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

      (b) If any Lender determines that the introduction after the Closing Date of any Law regarding capital adequacy or any change after the Closing Date therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

      (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency Liabilities"), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

      (d) A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

      (e) Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive,

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then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

      3.05 FUNDING LOSSES.

      Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

            (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

            (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

            (c) any failure by the Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in Foreign Currency on its scheduled due date or any payment thereof in a different currency; or

            (d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of an assignment by Bank of America or Lehman Commercial Paper Inc. as part of the primary syndication of the Term Loan during the 180-day period immediately following the Closing Date;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank Eurocurrency market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

      3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

      (a) A written notice from the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

      (b) Anything in this Agreement to the contrary notwithstanding, to the extent any notice under this Article III is given by any Lender more than 180 days after such Lender has knowledge of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in this Article III or if such additional cost, reduction in amounts, loss or other additional amounts are the result of any change in Law that is applied retroactively, more than 180 days after the date such Law was changed (without giving effect to such retroactive application), such

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Lender shall not be entitled to compensation under such Section for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.

      3.07 SURVIVAL.

      All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV.

                                    GUARANTY

      4.01 THE GUARANTY.

      (a) Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Swap Contract or a Treasury Management Agreement, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

      (b) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Swap Contracts or Treasury Management Agreements, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable Law.

      4.02 OBLIGATIONS UNCONDITIONAL.

      (a) The obligations of the Guarantors under Section 4.01(a) are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Swap Contracts or Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Commitments have expired or terminated.

      (b) Without limiting the generality of the foregoing subsection (a), it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

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

            (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract or Treasury Management Agreement between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements shall be done or omitted;

            (iii) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract or Treasury Management Agreement between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

            (iv) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

            (v) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

      With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract or any Treasury Management Agreement between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations.

      4.03 REINSTATEMENT.

      The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Domestic Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

      4.04 CERTAIN ADDITIONAL WAIVERS.

      Without limiting the generality of the provisions of this Article IV, each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

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

      As used in this paragraph, any reference to "the principal" includes the Borrower, and any reference to "the creditor" includes the Lenders. In accordance with Section 2856 of the California Civil Code: (a) each Guarantor unconditionally and irrevocably waives any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code; and (b) each Guarantor unconditionally and irrevocably waives any and all rights and defenses available to it by reason of the Obligations being secured by real property or otherwise, including without limitation, any rights and defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or other law, which means, among other things, (1) the creditor may collect from such Guarantor without first foreclosing on any real or personal property collateral pledged by the principal or any other Guarantor, (2) if the creditor forecloses on any real property collateral pledged by the principal or such other Guarantor, (A) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (B) the creditor may collect from such Guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from the principal or any other Guarantor, and (3) such Guarantor is waiving all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Obligations, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise, and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other Guarantor of any of the Obligations, has destroyed such Guarantor's rights of contribution against such other Guarantor. No other provision of this Article IV shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. The guarantee provided pursuant to this Article IV shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Article IV or to any of the Obligations.

      4.05 REMEDIES.

      The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01(a) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01(a). The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

      4.06 RIGHTS OF CONTRIBUTION.

      The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments have terminated.

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      4.07 GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

      The guarantee given by the Guarantors in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

                                   ARTICLE V.

           CONDITIONS PRECEDENT TO EFFECTIVENESS AND CREDIT EXTENSIONS

      5.01 CONDITIONS TO EFFECTIVENESS.

      The amendment and restatement of the Existing Credit Agreement and the obligations of any Lenders party hereto to make or continue any Credit Extensions pursuant to the terms of this Agreement are subject to satisfaction of the following conditions precedent:

            (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party unless otherwise specified, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

                  (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower.

                  (ii) a Revolving Credit Note executed by the Borrower in favor of each Revolving Credit Lender requesting a Revolving Credit Note.

                  (iii) a Term Note executed by the Borrower in favor of each
            Term Lender requesting a Term Note.

                  (iv) such certificates of resolutions or other action,
            incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement, the other Loan Documents and the Transaction to which such Loan Party is a party.

                  (v) such documents and certifications as the Administrative
            Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

                  (vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required.

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

                  (vii) a certificate signed by a Responsible Officer of the
            Borrower certifying (A) that the conditions specified in Sections 5.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (C) that, upon giving effect to the Surgical Business Acquisition on a Pro Forma Basis after giving effect to the Surgical Business Acquisition, (1) the Consolidated Senior Leverage Ratio is less than or equal to 2.5 to 1.0 and (2) the Consolidated Total Leverage Ratio is less than or equal to 4.75 to 1.0.

                  (viii) a copy of a certificate of the Secretary of State of the jurisdiction of organization of each Loan Party, dated reasonably near the Closing Date, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office and (2) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated or organized and in good standing or presently subsisting under the laws of the State of the jurisdiction of its organization.

                  (ix) a certificate of each Loan Party, signed on behalf of such Loan Party by its President, a Vice President, its Secretary or any Assistant Secretary, dated the Closing Date (the statements made in which certificate shall be true on and as of the Closing Date), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in clause (viii) above, (B) a true and correct copy of the bylaws or other organizational documents of such Loan Party as in effect on the date on which the resolutions referred to in clause (iv) above were adopted and on the Closing Date, (C) the due organization and good standing or valid existence of such Loan Party as an organization organized under the laws of the jurisdiction of its organization, and the absence of any proceeding for the dissolution or liquidation of such Loan Party,
            (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Closing Date and (E) the absence of any event occurring and continuing, or resulting from the initial Credit Extension, if a Credit Extension is being requested on the date of effectiveness hereof, that constitutes a Default.

                  (x) a Loan Notice relating to the initial Credit Extension hereunder, if a Credit Extension is being requested on the date of effectiveness hereof.

                  (xi) a duly executed Security Agreement and IP Security
            Agreement, in form and substance reasonably satisfactory to the Administrative Agent.

            (b) The Administrative Agent shall have received a favorable opinion of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance satisfactory to the Administrative Agent.

            (c) Any fees required to be paid on or before the Closing Date shall have been paid in full.

            (d) Unless deferred by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent (including with respect to the Existing Credit Agreement and this Amended and Restated Credit Agreement) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its

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      reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

            (e) Perfection and Priority of Liens. Receipt by the Administrative Agent of the following:

                  (i) searches of Uniform Commercial Code filings in the
            jurisdiction of formation of each Loan Party, or where a filing would need to be made in order to perfect the Administrative Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than those liens permitted pursuant to Section 8.01;

                  (ii) such UCC financing statements as are necessary, in the
            Administrative Agent's discretion, to perfect the security interests in the Collateral;

                  (iii) all certificates evidencing any certificated Capital
            Stock pledged to the Administrative Agent pursuant to the Security Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person); and

                  (iv) searches of ownership of, and Liens on, intellectual
            property of each Loan Party in the appropriate governmental offices.

            (f) Both before and after giving effect to the Transaction, there shall have occurred no Material Adverse Effect.

            (g) The absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect. There shall not (i) be in effect any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any governmental authority or law that makes illegal or enjoins or prevents in any respect the consummation of the Acquisition or the other transactions contemplated by the Purchase Agreement in the United States of America, the United Kingdom, Germany, Italy, Sweden, the Netherlands or Japan or (ii) have been commenced, and be continuing, or threatened in writing any action or proceeding by any governmental authority of the United States of America, the United Kingdom, Germany, Italy, Sweden, the Netherlands or Japan.

            (h) The Administrative Agent shall have received reasonably satisfactory evidence that the Surgical Business Acquisition will be consummated prior to June 29, 2004 in compliance with applicable law and regulatory approvals and in accordance with the Acquisition Documents. The purchase price for the Surgical Business Acquisition shall not exceed $450 million in cash. The Acquisition Documents, together with all amendments, modifications, supplements and waivers thereto, shall be in form and substance satisfactory to the Administrative Agent.

            (i) The Administrative Agent shall have received (i) a copy, certified by a Responsible Officer of the Borrower as true and complete, of the Purchase Agreement, together with all exhibits and schedules, (ii) a copy, certified by a Responsible Officer of the Borrower as true and complete, of the 2004 Convertible Senior Subordinated Notes Documents (together with all exhibits and

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      schedules thereto) as originally executed and delivered, together with any amendments or modifications to such 2004 Convertible Senior Subordinated Notes Documents as of the Closing Date, such 2004 Convertible Senior Subordinated Notes Documents and amendments or modifications to be acceptable to the Administrative Agent and (iii) a copy, certified by a Responsible Officer of the Borrower as true and complete, of the Existing Convertible Senior Subordinated Notes Documents (together with all exhibits and schedules thereto) as originally executed and delivered, together with any amendments or modifications to such Existing Convertible Senior Subordinated Notes Documents as of the Closing Date, such Existing Convertible Senior Subordinated Notes Documents and amendments or modifications to be acceptable to the Administrative Agent. The Borrower shall have received gross proceeds from the issuance of the 2004 Convertible Senior Subordinated Notes in an amount of $350,000,000.

            (j) The Administrative Agent and the Syndication Agent shall have received in form and substance reasonably satisfactory to each of them of
      (i) the unaudited balance sheet of the Surgical Business for the fiscal quarter most recently ended prior to the Closing Date and the related statements of income or operations, stockholders' equity and cash flows for the Surgical Business for such fiscal quarter and (ii) pro forma consolidated financial statements as to the Borrower and its Subsidiaries, and forecasts prepared by management of the Borrower, each in form reasonably satisfactory to the Lenders, of balance sheets, income statements and cash flow statements (in the case of forecasts, on a quarterly basis for the first year following the Closing Date and on an annual basis for each year thereafter during the term of this Agreement).

      Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

      5.02 CONDITIONS TO ALL CREDIT EXTENSIONS.

      The obligation of each Lender to honor any Request for Credit Extension (excluding a Loan Notice requesting a conversion of Loans of one Type to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

            (a) The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

            (b) No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

            (c) The Administrative Agent and, if applicable, the L/C Issuer, shall have received a Request for Credit Extension in accordance with the requirements hereof, or if applicable, the Swing Line Lender shall have received a Swing Line Loan Notice or the Foreign Currency

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

      Fronting Lender shall have received a Foreign Currency Fronting Loan Notice, in each case in accordance with the terms hereof.

            (d) The Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

      Each Request for Credit Extension (excluding a Loan Notice requesting a conversion of Loans of one type to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

      Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

      6.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS.

      Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      6.02 AUTHORIZATION; NO CONTRAVENTION.

      The execution, delivery and performance by each Loan Party of each Loan Document and each Related Document to which such Loan Party is party are within such Loan Party's corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under or require any payment to be made under, (i) (A) with respect to each Related Document, any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, and (B) with respect to each Loan Document, any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or (ii) (A) with respect to each Related Document, any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject and (B) with respect to each Loan Document, any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate in any material respect any Law. No Loan Party or any of its Subsidiaries is in violation of any Law or in breach of any such Contractual Obligation, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

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      6.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS.

      (a) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required (x) in connection with (i) the execution, delivery, recordation, filing or performance by, or enforcement against, any Loan Party of any Loan Document to which it is or is to be a party, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents; or
(y) in connection with the execution, delivery, recordation, filing or performance by, or enforcement against, any Loan Party of any Related Document to which it is or is to be a party, or for the consummation of the Transaction, except, in each case, approvals, consents, exemptions, authorizations, or other actions by, or notices to, or filings with, any Governmental Authority or any other Person (A) which have, or will have been, obtained or delivered to the Administrative Agent on or prior to the Closing Date; (B) which, in the case of clause (y) only, are immaterial; or (C) which are routine and issued or obtained in the ordinary course of business.

      (b) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Person or any Governmental Authority in the United States of America, the United Kingdom, Germany, Italy, Sweden, the Netherlands or Japan is necessary or required in connection with the consummation of the Surgical Business Acquisition.

      6.04 BINDING EFFECT.

      (a) This Agreement has been, and each other Loan Document, when delivered hereunder, and each Related Document (other than the 2004 Related Documents) has been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered and each Related Document (other than the 2004 Related Documents) constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally or by equitable principles relating to enforceability.

      (b) Upon the consummation of the Surgical Business Acquisition, (i) each 2004 Related Document will have been duly executed and delivered by each Loan Party that is party thereto and (ii) each 2004 Related Document will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally or by equitable principles relating to enforceability.

      6.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

      (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for material taxes, material commitments and Indebtedness.

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      (b) The Interim Financial Statements (i) were prepared in accordance with
GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 6.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date of such financial statements, including liabilities for material taxes, material commitments and Indebtedness.

      (c) The Consolidated forecasted balance sheet, statement of income and statement of cash flows of the Borrower and its Subsidiaries delivered to the Lenders prior to the date hereof or pursuant to Section 7.01 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's reasonable estimate of its future financial performance (it being acknowledged that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material manner).

      (d) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

      6.06 LITIGATION.

      There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby or (b) could reasonably be expected to have a Material Adverse Effect.

      6.07 NO DEFAULT.

      Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

      6.08 OWNERSHIP OF PROPERTY; LIENS.

      (a) Set forth on Schedule 6.08(a) is a complete and accurate list of all real property owned by the Borrower or any of its Subsidiaries as of the Acquisition Date, showing the street address, county or other relevant jurisdiction, state and record owner thereof. Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 8.01.

      (b) Set forth on Schedule 6.08(b) is a complete and accurate list as of the Acquisition Date of all leases of real property with respect to which the aggregate annual rental payments are equal to or greater than $1,000,000 under which the Borrower or any of its Subsidiaries is the lessee, showing the

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street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. To the knowledge of the Borrower, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally or by equitable principles relating to enforceability.

      (c) Set forth on Schedule 6.08(c) is the exact legal name and state of organization of each Loan Party as of the Closing Date.

      6.09 ENVIRONMENTAL COMPLIANCE.

      The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as disclosed in Schedule 6.09, as of the Closing Date and the Acquisition Date: (a) all Real Estate of any Loan Party is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to exceed $2,500,000, (b) no Loan Party has caused or suffered to occur any release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, (c) the Loan Parties and each of their Subsidiaries have obtained, and are in compliance with, all permits obtained under Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, and all such permits are valid, uncontested and in good standing, (d) no Loan Party or any of its Subsidiaries is involved in operations or knows of any facts, circumstances or conditions, including any releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Loan Party and such Subsidiary, and no Loan Party or such Subsidiary has permitted any current or former tenant or occupant of its Real Estate to engage in any such operations, (e) there is no litigation arising under or related to any Environmental Laws or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $2,500,000 or injunctive relief against, or that alleges criminal misconduct by, any Loan Party or any of its Subsidiaries, (f) no notice has been received by any Loan Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Loan Parties, there are no facts, circumstances or conditions that may result in any Loan Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes and (g) the Loan Parties have provided to the Administrative Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Loan Party and its Subsidiaries. Each Loan Party hereby acknowledges and agrees that the Administrative Agent (a) is not now, and has never been, in control of any of its (or any of its Subsidiaries') Real Estate or any such Loan Party's (or any of its Subsidiaries') affairs and (b) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Loan Party's (or any of its Subsidiaries') conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws.

      6.10 INSURANCE.

      The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

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      6.11 TAXES.

      The Borrower and its Subsidiaries have filed all material Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable or for which they otherwise would be liable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is party to any tax sharing agreement other than the Tax Sharing Agreement.

      6.12 ERISA COMPLIANCE.

      (a) Except as could not reasonably be expected to impose any material liability on any Loan Party, (i) each Pension Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other Federal or state Laws, (ii) each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of any Loan Party, nothing has occurred which would prevent, or cause the loss of, such qualification and (iii) each Loan Party and each ERISA Affiliate have made all required contributions to each Pension Plan, and no application for a finding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

      (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (c) Except as could not reasonably be expected to impose any material liability on any Loan Party, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

      6.13 SUBSIDIARIES; EQUITY INTERESTS.

      The Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 6.13 or as otherwise permitted under this Agreement, and all of the outstanding equity interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Borrower or a Subsidiary in the amounts specified on Part (a) of Schedule 6.13 free and clear of all Liens. The Borrower has no Equity Interests in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 6.13 or as otherwise permitted under this Agreement. All of the outstanding Equity Interests in the Borrower's Subsidiaries has been validly issued, are fully paid and non-assessable and are owned by the Borrower or one or more of its Subsidiaries free and clear of all

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Liens, except those created under the Collateral Documents and those permitted pursuant to this Agreement.

      6.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

      (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Loans or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

      (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940. Neither the making of any Loans, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

      6.15 DISCLOSURE.

      The Borrower has disclosed or made available to the Administrative Agent and the Lenders all material agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Transaction and the negotiation and syndication of the Loan Document or delivered thereunder (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being acknowledged that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered thereby by such financial information may differ from the projected results set forth therein by a material amount).

      6.16 COMPLIANCE WITH LAWS.

      Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      6.17 INTELLECTUAL PROPERTY; LICENSES, ETC.

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

      Set forth on Schedule 6.17 is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of the Loan Parties as of the Acquisition Date, showing the jurisdiction in which registered and the registration number. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure, individually or in aggregate, to own, or possess the rights to use, the IP Rights or such conflicts could not reasonably be expected to have a Material Adverse Effect. Except for such infringements that could not reasonably be expected to have a Material Adverse Effect, to the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      6.18 PERFECTION OF SECURITY INTERESTS.

      All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents (other than the recording of the name of the Administrative Agent on certificates of title for vehicles) have been duly made or taken and are in full force and effect or have been delivered to the Administrative Agent on or prior to the Closing Date, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or have been delivered to the Administrative Agent on or prior to the Closing Date. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

      6.19 SOLVENCY.

      Each Loan Party is, individually and together with its Subsidiaries, Solvent.

      6.20 FORCE MAJEURE.

      Neither the business nor the properties of the Borrower or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

      6.21 EXISTING DEBT.

      Set forth on Schedule 6.21 is a complete and accurate list of all Existing Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

      6.22 SUBORDINATION.

      (a) All Obligations hereunder and under the other Loan Documents are within the definitions of "Senior Indebtedness" and "Designated Senior Indebtedness" included in the subordination provisions

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contained in the Existing Convertible Senior Subordinated Notes Documents. There
exists no Designated Senior Indebtedness for purposes of, and as defined in, the Existing Convertible Senior Subordinated Notes Documents (other than the Obligations).

      (b) All Obligations hereunder and under the other Loan Documents are within the definitions of "Senior Indebtedness" and "Designated Senior Indebtedness" included in the subordination provisions contained in the 2004 Convertible Senior Subordinated Notes Documents. There exists no Designated Senior Indebtedness for purposes of, and as defined in, the 2004 Convertible Senior Subordinated Notes Documents (other than the Obligations).

      (c) All Obligations hereunder and under the other Loan Documents are within the definitions of "Senior Indebtedness" and "Designated Senior Indebtedness" included in the subordination provisions contained in the documentation governing any Additional Subordinated Indebtedness. There exists no Designated Senior Indebtedness for purposes of, and as defined in, the documentation governing any Additional Subordinated Indebtedness (other than the Obligations).

      6.23 [RESERVED].

      6.24 INVESTMENTS.

      Set forth on Schedule 6.24 is a complete and accurate list of all Investments held by the Borrower or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

      6.25 MATERIAL CONTRACTS.

      Set forth on Schedule 6.25 is a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries as of the Acquisition Date, showing the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally or by equitable principles relating to enforceability, and there exists no default under any Material Contract by any party thereto.

                                  ARTICLE VII.

                              AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 7.01, 7.02, 7.03 and 7.11) cause each Subsidiary to:

      7.01 FINANCIAL STATEMENTS.

      Deliver to the Administrative Agent for the Administrative Agent to deliver to each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

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            (a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated and consolidating statements of income or operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and in comparative form the figures for such Fiscal Year as shown in the forecast for such Fiscal Year previously delivered to the Administrative Agent and the Lenders pursuant to Section 7.01(c), all in reasonable detail and prepared in accordance with GAAP, together with a section for management discussion and analysis and audited and accompanied by a report and opinion of PriceWaterhouseCoopers LLP or another independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

            (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year of the Borrower, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated and consolidating statements of income or operations, stockholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year and in comparative form the figures for such fiscal quarter and for the portion of the Borrower's Fiscal Year then ended as shown in the forecast for such fiscal quarter and such portion of the Borrower's Fiscal Year previously delivered to the Administrative Agent and the Lenders pursuant to Section 7.01(c), together with a section for management discussion and analysis, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

            (c) as soon as available, but in any event no later than 45 days after the beginning of each Fiscal Year, forecasts prepared by management of the Borrower of balance sheets, income statements and cash flow statements on a quarterly basis for such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Maturity Date.

      7.02 CERTIFICATES; OTHER INFORMATION.

      Deliver to the Administrative Agent for delivery to each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

            (a) concurrently with the delivery of the financial statements referred to in Section 7.01(a), (i) a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default relating to the accounting practices of the Borrower or any of its Subsidiaries or any Default resulting from the failure of the Borrower to comply with the requirements of Section 8.11 or
      8.12 or, if any such Default shall exist, stating the nature and status of such event setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

            (b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible

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

      Officer of the Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 8.11, a statement of reconciliation conforming such financial statements to GAAP;

            (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

            (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

            (e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Indebtedness securities of the Borrower or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of Section 7.01, this Section 7.02 or Section 7.03;

            (f) promptly upon receipt thereof, copies of all notices, requests and other documents (other than routine communications of day-to-day matters) received by the Borrower or any of its Subsidiaries under or pursuant to any Related Document or Material Contract (including notices from the trustee under the Existing Convertible Senior Subordinated Notes Documents and the trustee under the 2004 Convertible Senior Subordinated Notes Documents) and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents and the Material Contracts as the Administrative Agent may reasonably request;

            (g) within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the IRS, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the Borrower or any Subsidiary aggregating $5,000,000 or more;

            (h) (A) promptly, but in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know of the occurrence of any ERISA Event that could reasonably be expected to impose any material liability on any Loan Party, a statement of a Responsible Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Pension Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information;

            (i) promptly, but in any event within 10 days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan;

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            (j) promptly, but in any event within 30 days after the filing thereof with the IRS, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Pension Plan;

            (k) promptly, but in any event within 10 days after receipt thereof by any Loan Party or, to the best knowledge of any Loan Party, any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of withdrawal liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause
      (A) or (B);

            (l) promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law that could reasonably be expected to have a Material Adverse Effect;

            (m) as soon as available, but in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 6.08(a) and (b) with respect to the Loan Parties, including an identification of all owned and leased real property disposed of by any Loan Party during such Fiscal Year, a list and description of all real property acquired or leased (if, in the case of such leased property, the aggregate annual amount of rental payments with respect thereto are equal to or greater than $1,000,000) during such Fiscal Year and a description of such other changes in the information included in such Schedules relating to the Loan Parties as may be necessary for such Schedules to be accurate and complete with respect to the Loan Parties;

            (n) as soon as available, but in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Borrower and its Subsidiaries and containing such additional information as any Lender through the Administrative Agent, may reasonably specify;

            (o) promptly and in any event within 10 days after receipt thereof by the Borrower or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower or any of its Subsidiaries;

            (p) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a certificate of a Responsible Officer of the Borrower listing (i) all applications, if any, for Copyrights, Patents or Trademarks (as each such term is defined in the IP Security Agreement) made since the date of the prior certificate (or, in the case of the first such certificate, the Acquisition Date), (ii) all issuances of registrations or letters on existing applications for Copyrights, Patents and Trademarks (as each such term is defined in the IP Security Agreement) received since the date of the prior certificate (or, in the case of the first such certificate, the Acquisition Date), and
      (iii) all Trademark Licenses, Copyright Licenses and Patent Licenses (as each such term is defined in the IP Security Agreement) entered into since the date of the prior certificate (or, in the case of the first such certificate, the Acquisition Date);

            (q) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and

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            (r) promptly after the Borrower has notified the Administrative
      Agent of any intention by the Borrower to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (which the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

      Documents required to be delivered pursuant to Section 7.01(a) or (b) or
Section 7.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 11.02 or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by
Section 7.02(b) to the Administrative Agent to provide to each of the Lenders. Except for such Compliance Certificates, the Administrative Agent has no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

      The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on Intralinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof, (x) by marking Borrower Materials "PUBLIC", the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat the Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws, (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated as "Public," and (z) the Administrative Agent shall be entitled to treat the Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not marked as "Public."

      7.03 NOTICES.

      Promptly notify the Administrative Agent:

      (a) of the occurrence of any Default;

      (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a material Contractual

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Obligation of the Borrower or any Subsidiary; (ii) any material dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

      (c) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

      (d) of any announcement by Moody's or S&P of any change or possible change in any rating of the Credit Facilities or any other Indebtedness of the Borrower.

      Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

      7.04  PAYMENT OF OBLIGATIONS.

      Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies imposed upon it or its properties, income or assets or for which it otherwise is liable, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

      7.05  PRESERVATION OF EXISTENCE, ETC.

      (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

      7.06  MAINTENANCE OF PROPERTIES.

      (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;

      (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

      (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

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      7.07  MAINTENANCE OF INSURANCE.

      Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

      7.08  COMPLIANCE WITH LAWS.

      Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

      7.09  BOOKS AND RECORDS.

      (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and

      (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

      7.10  INSPECTION RIGHTS.

      Permit representatives and independent contractors of the Administrative Agent, at the expense of the Borrower no more than two times per calendar year, and each Lender, at such Lender's expense, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

      7.11  USE OF PROCEEDS.

      Use the proceeds of the Credit Extensions (a) to partially finance the Surgical Business Acquisition, (b) to provide for working capital to the Borrower and its Subsidiaries, (c) to pay fees and expenses related to the Surgical Business Acquisition and the Transaction and (d) for other general corporate purposes not in contravention of any Law or of any Loan Document; provided, however, that in no event shall any proceeds from any Loan be used to pay, prepay or redeem the principal amount of the Indebtedness under the Existing Convertible Senior Subordinated Notes Documents, the Indebtedness under the 2004 Convertible Senior Subordinated Notes Documents or any other Indebtedness that is subordinated to any Obligations or to purchase, redeem or acquire any Equity Interests of the Borrower.

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      7.12  COVENANT TO GUARANTEE OBLIGATIONS AND GIVE SECURITY.

      Upon (a) the formation or acquisition of any new direct or indirect Domestic Subsidiaries by any Loan Party or (b) the acquisition of any property or assets with a book value or fair market value in excess of $1,000,000 by any Loan Party, or the construction of any facility in the United States with a book value or fair market value in excess of $1,000,000 by any Loan Party or the construction of any facility in a country other than the United States with a book value or fair market value in excess of $5,000,000 by any Loan Party, and such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

            (i) in connection with the formation or acquisition of a Domestic Subsidiary, within 30 days after such formation or acquisition, (A) cause each such Subsidiary to duly execute and deliver to the Administrative Agent a Joinder Agreement, in form and substance reasonably satisfactory to the Administrative Agent and in substantially the form of Exhibit F, guaranteeing the Obligations and (B) cause (1) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary directly owned by such Domestic Subsidiary and (2) 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (x) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent and (y) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of each Foreign Subsidiary directly owned by such Domestic Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request;

            (ii) within 30 days after such formation or acquisition, furnish to the Administrative Agent a description of the real and personal properties of such Domestic Subsidiary in detail reasonably satisfactory to the Administrative Agent;

            (iii) within 30 days after such formation or acquisition, duly execute and deliver, and cause each such Domestic Subsidiary to duly execute and deliver, to the Administrative Agent mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party, under the Loan Documents and constituting Liens on all such properties; provided that no Loan Party shall be required to deliver collateral documents for any leasehold interest in any real property if the annual rental payments (calculated using applicable market rates) for such leasehold interest are less than (x) $1,500,000 for any real property located in the United States and (y) $5,000,000 for any real property located outside of the United States;

            (iv) within 30 days after such formation or acquisition, take, and cause such Domestic Subsidiary to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements,

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      intellectual property security agreement supplements and security agreements delivered pursuant to this Section 7.12, enforceable against all third parties in accordance with their terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability); provided that no Loan Party shall be required to deliver collateral documents for any leasehold interest in any real property if the annual rental payments (calculated using applicable market rates) for such leasehold interest are less than (x) $1,500,000 for any real property located in the United States and (y) $5,000,000 for any real property located outside of the United States;

            (v) within 60 days after such formation or acquisition, deliver, upon the request of the Administrative Agent, to the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Administrative Agent may reasonably request;

            (vi) as promptly as practicable after such formation or acquisition, deliver, upon the request of the Administrative Agent, to the Administrative Agent in its sole discretion with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent;

            (vii) upon the occurrence and during the continuance of an Event of Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of the Guarantors from any of their Subsidiaries from time to time into a collateral account maintained with the Administrative Agent, and with respect to all other dividends paid or payable to it or any of the Guarantors from time to time, promptly execute and deliver, or cause such Guarantor to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Administrative Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends; and

            (viii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

      7.13  FURTHER ASSURANCES.

      (a) Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect

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or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

      (b) Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and
(iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

      (c) Cause (a) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary and (b) 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by any Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request.

      (d) Within 90 days of the Closing Date, the Loan Parties shall pledge to the Administrative Agent for the benefit of the Lenders 66% of the Equity Interests in each direct Foreign Subsidiary of a Loan Party pursuant to documentation reasonably satisfactory to the Administrative Agent, including favorable opinions of counsel with respect to each such pledge in form and content reasonably satisfactory to the Administrative Agent.

      7.14  PERFORMANCE OF RELATED DOCUMENTS.

      Perform and observe, and cause each of its Subsidiaries to perform and observe in all material respects, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as the Borrower or any of its Subsidiaries is entitled to make under such Related Document, except to the extent such failure to perform, observe, maintain or enforce could not reasonably be expected to have a Material Adverse Effect.

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      7.15  ENVIRONMENTAL MATTERS; PREPARATION OF ENVIRONMENTAL REPORTS.

      (a) Without limiting the generality of anything contained in this Agreement, shall and shall cause each Person within its Control to: (i) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws other than noncompliance that could not reasonably be expected to have a Material Adverse Effect, (ii) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate and
(iii) promptly forward to the Administrative Agent a copy of any order, notice, request for information or any communication or report received by any Loan Party in connection with any such violation or release of any Hazardous Material or any other matter relating to any Environmental Laws that could reasonably be expected to result in Environmental Liabilities in excess of $2,500,000, in each case whether or not the Environmental Protection Agency or an Governmental Authority has taken or threatened any action in connection with any such violation, release or other matter.

      (b) If the Administrative Agent has reason to believe that there is or may be a violation of an Environmental Law by the Borrower or any Subsidiary and request a report, provide to the Administrative Agent to provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

      7.16  COMPLIANCE WITH TERMS OF LEASEHOLDS.

      Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated (other than in accordance with its terms) or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

      7.17  HEDGING.

      (a) Within 90 days after the Closing Date, the Borrower shall obtain and thereafter maintain at least 50% of the sum of all Indebtedness for borrowed money outstanding (other than Revolving Credit Outstandings) with a fixed rate of interest for a duration of at least two years after the Closing Date.

      (b) Maintain at all times foreign currency Swap Contracts reasonably acceptable to the Administrative Agent and covering no less than the six month period following any date of determination, which Swap Contracts are designed to hedge against fluctuations in foreign exchange rates and cover at

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least 40% (or such lower percentage as the Administrative Agent and the Borrower may mutually agree) of the pre-tax income denominated in euros and yen of the Borrower and its Subsidiaries.

      7.18  PERFORMANCE OF MATERIAL CONTRACTS.

      Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as the Borrower or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

      7.19  TAX SHARING AGREEMENT.

      The Borrower and each of its Subsidiaries will comply with the Tax Sharing Agreement and all material covenants, terms and agreements contained therein.

      7.20  ERISA COMPLIANCE.

      Do, and cause each of its ERISA Affiliates to do, each of the following:
(a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Internal Revenue Code.

      7.21  STOCK CERTIFICATES AND CHARTER AMENDMENTS.

      Deliver to the Administrative Agent (to the extent not already delivered pursuant to the terms of the Security Agreement or the Existing Credit Agreement) (a) certificates representing the Pledged Equity referred to in the Security Agreement accompanied by undated stock powers executed in blank and (b) evidence reasonably satisfactory to the Administrative Agent that the Organization Documents of each Subsidiary whose stock is being pledged pursuant to a Foreign Subsidiary Pledge Agreement have been amended in a manner so as to permit all of the transactions contemplated by the Security Agreement and such Foreign Subsidiary Pledge Agreement.

      7.22  EVIDENCE OF INSURANCE.

      Deliver to the Administrative Agent (to the extent not already delivered pursuant to the terms of the Security Agreement or the Existing Credit Agreement) (a) evidence of the insurance required by the terms of the Security Agreement and (b) evidence of insurance naming the Administrative Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is reasonably satisfactory to the Administrative Agent.

      7.23  ESCROW AGREEMENT.

      (a) Deposit the proceeds of the Term Loan into an escrow account established pursuant to an escrow agreement among the Borrower, Pfizer Inc. and an escrow agent (such escrow agreement to be in form and substance satisfactory to the Administrative Agent). Furthermore, the Borrower agrees that

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such proceeds shall only be used by the Borrower prior to June 29, 2004 to pay a portion of the purchase price for the Surgical Business Acquisition. In the event such proceeds are not used by the Borrower to pay a portion of the purchase price for the Surgical Business Acquisition prior to June, 29, 2004, the Borrower shall repay the Term Loan in full with such proceeds prior to 10:00 a.m. on June 29, 2004; and

      (b) Deliver to the Administrative Agent on the Acquisition Date (i) the Acquisition Date Certificate and (ii) a copy, certified by a Responsible Officer of the Borrower as true and complete, of the 2004 Related Documents, together with all exhibits and schedules.

                                  ARTICLE VIII.

                               NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

      8.01  LIENS.

      Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, other than the following:

      (a)   Liens pursuant to any Loan Document;

      (b) Liens existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof, provided that the property covered thereby is not changed and the amount not increased or the direct or any contingent obligor changed and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

      (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

      (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

      (e) pledges or deposits in the ordinary course of business in connection with utilities, workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

      (f) deposits to secure the performance of utilities obligations, bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or

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litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

      (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

      (h) Liens on goods the purchase price of which is financed by a documentary letter of credit permitted hereunder issued for the account of the Borrower or any of its Subsidiaries;

      (i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.01(i) or securing appeal or other surety bonds related to such judgments;

      (j) Liens securing Indebtedness permitted under Section 8.03(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, provided that such Indebtedness may be incurred within 180 days after the acquisition of any such property;

      (k) Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Subsidiary of the Borrower in accordance with Section 8.02(k) or 8.02(l), provided that such Liens were not created in contemplation of such merger, consolidation or investments and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary;

      (l) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Agreement and any Liens arising from any financing statement filed in connection with such lease;

      (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

      (n) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the applicable Person, limited in the case of Foreign Subsidiaries to leases and subleases that do not have annual rental payments in excess of $5,000,000 in the aggregate, provided that, to the extent that the annual rental payments for all leases and subleases of assets which are or are purported to be subject to a Lien granted pursuant to the Collateral Documents exceeds $5,000,000 in the aggregate, such leases and subleases shall be subject to the Liens granted pursuant to the Collateral Documents;

      (o) Liens securing Indebtedness permitted under Section 8.03(d); provided that such Liens do not at any time encumber any property of the Borrower or any Guarantor;

      (p) other Liens securing Indebtedness permitted hereunder in an aggregate amount outstanding not exceeding $20,000,000 at any time; and

      (q) Liens on or transfers of accounts receivable and contracts and instruments related thereto arising solely in connection with the sale of such accounts receivable by any Subsidiary (other than a Domestic Subsidiary) pursuant to Section 8.05(h).

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      8.02  INVESTMENTS.

      Make or hold any Investments, except:

      (a) Investments held by the Borrower or such Subsidiary in the form of Cash Equivalents;

      (b) advances or loans to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

      (c) other loans and advances to employees for the purchase of capital stock of the Borrower in an aggregate amount not to exceed $2,000,000 in any Fiscal Year and not to exceed $5,000,000 at any time outstanding;

      (d) Investments by the Borrower or any Guarantor in the Borrower or any other Guarantor;

      (e) Investments by any Subsidiary (other than the Borrower or any Guarantor) in the Borrower or any Guarantor;

      (f) Investments by any Foreign Subsidiary in any Subsidiary other than any Guarantor;

      (g) Investments by the Borrower or any Guarantor in any Foreign Subsidiary; provided, however, that any Investments made after the Closing Date by the Borrower and the Guarantors shall not exceed $35,000,000 in the aggregate for all such Investments;

      (h) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

      (i)   Guarantees permitted by Section 8.03;

      (j) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business;

      (k) other Investments for the acquisition of all of the Equity Interests or all or substantially all of the assets of any Person in an aggregate amount invested not to exceed (i) if, at the time of such Investment and after giving pro forma effect thereto, the Consolidated Total Leverage Ratio is 2.75:1 or greater, $50,000,000, and (ii) if, at the time of such Investment and after giving pro forma effect thereto, the Consolidated Total Leverage Ratio is less than 2.75:1, $100,000,000; provided that with respect to Investments made under this clause (k): (1) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (2) any company or business acquired or invested in pursuant to this clause (k) shall be in a similar or related line of business as the business of the Borrower or any of its Subsidiaries; (3) in the case of the acquisition of all of the Equity Interests of any Person, the board of directors (or other comparable body governing body) of such Person shall have duly approved such Acquisition; (4) immediately before and after giving effect to the acquisition of a company or business pursuant to this clause (k), the Borrower shall be in pro forma compliance with the covenants contained in Section 8.11, calculated based on the financial statements most recently delivered to the Lenders pursuant to Section
7.01 and as though such acquisition had occurred at the beginning of the

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four-quarter period covered thereby, as evidenced by a certificate of a
Responsible Officer of the Borrower delivered to the Lenders demonstrating such compliance; and (5) the Borrower and such Subsidiary shall comply with the provisions of Section 7.12 and Section 7.13;

      (l) other Investments in an aggregate amount invested not to exceed (i) if, at the time of such Investment and after giving pro forma effect thereto, the Consolidated Total Leverage Ratio is 2.75:1 or greater, $20,000,000, and
(ii) if, at the time of such Investment and after giving pro forma effect thereto, the Consolidated Total Leverage Ratio is less than 2.75:1, $50,000,000; provided that immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom;

      (m)   Investments existing on the date hereof and listed on Schedule 6.24;

      (n) Investments in the form of an intercompany loan by a Foreign Subsidiary to the Borrower or another Loan Party, the proceeds of which intercompany loan are immediately used by the Borrower or such Loan Party to make an intercompany loan to a Foreign Subsidiary, which intercompany loan may later be forgiven by the Borrower or such Loan Party in exchange for Equity Interests in such Foreign Subsidiary; and

      (o)   the Surgical Business Acquisition prior to June 29, 2004.

      8.03  INDEBTEDNESS.

      Create, incur, assume or suffer to exist any Indebtedness, except:

      (a)   Indebtedness under the Loan Documents;

      (b) the Existing Debt, and any Indebtedness extending the maturity of, or refunding or refinancing, in whole or in part, any Existing Debt, provided that the terms of any such extending, refunding or refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, provided further that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing (other than to pay reasonable fees, costs and expenses incurred in connection with such extension, refunding or refinancing), and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, provided still further that the average life of such extending, refunding or refinancing Indebtedness shall not end earlier than the average life of any Existing Debt being extended, refunded or refinanced and provided still further that other material terms taken as a whole, of any such extending, refunding or refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Existing Debt being extended, refunded or refinanced and the interest rate applicable to any such extending, refunding or refinancing Indebtedness does not exceed the then applicable market interest rate;

      (c) Guarantees of (i) the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder (which Guarantees in respect of the Indebtedness under the Existing Convertible Senior Subordinated Notes Documents and the Additional Subordinated Indebtedness shall be similarly subordinated) of the Borrower or any other Guarantor and (ii) the Borrower in respect of obligations under cash management or similar agreements entered into by any Subsidiary with any Lender; provided, however it is understood and agreed that the Subsidiaries of the Borrower shall not Guarantee the

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Indebtedness under the 2004 Convertible Senior Subordinated Notes Documents and
any such Guarantee is prohibited by this Agreement;

      (d) Indebtedness (whether secured or unsecured) of any Foreign Subsidiaries, together with Indebtedness of any such Foreign Subsidiaries incurred in connection with the sale of accounts receivable pursuant to Section 8.05(h), in an aggregate principal amount of no more than $50,000,000, provided, however, that (i) such Foreign Subsidiaries may incur additional Indebtedness (whether secured or unsecured) to the extent that on the date of the incurrence of such Indebtedness and after giving effect thereto and the application of the proceeds therefrom, the Consolidated Total Leverage Ratio does not exceed 2.75:1, and any Guarantee by the Borrower of any Indebtedness permitted by this clause (d)(i), so long as such Guarantee is unsecured and (ii) such Foreign Subsidiaries may incur additional Indebtedness (whether secured or unsecured) so long as 100% of the Net Cash Proceeds from the issuance of such Indebtedness is used to immediately prepay the Term Loan;

      (e) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided, that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view";

      (f) Indebtedness (i) in respect of capital leases and purchase money obligations for fixed or capital assets within the limitations set forth in
Section 8.01(j) and (ii) secured by Liens on fixed or capital assets and assumed in connection with the acquisition of such fixed or capital assets; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $10,000,000;

      (g) Indebtedness secured by Liens permitted by Section 8.01(k); provided that such aggregate principal amount shall not exceed $20,000,000;

      (h)   [Reserved];

      (i) Indebtedness of the Borrower or any Subsidiary that is permitted as an Investment pursuant to Section 8.02; which Indebtedness (x) shall, in the case of Indebtedness owed to a Loan Party, constitute Pledged Debt (as defined in the Security Agreement), (y) shall be on terms reasonably acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and reasonably substance satisfactory to the Administrative Agent and such promissory notes shall, in the case of Indebtedness owed to a Loan Party, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Administrative Agent pursuant to the terms of the Security Agreement;

      (j) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

      (k) Indebtedness in respect of any bankers' acceptance, letter of credit (excluding Letters of Credit issued under this Agreement), warehouse receipt or similar facilities entered into in the ordinary course of business, provided that, at any time, (x) the amount available to be drawn on all such letters of credit to be drawn within any jurisdiction does not exceed $5,000,000 at such time, and (y) the aggregate amount available to be drawn on all such letters of credit does not exceed $10,000,000 at such time;

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      (l)   so long as no Default has occurred and is continuing or would result therefrom, other Indebtedness incurred in the ordinary course of business for borrowed money in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

      (m) Indebtedness of the Borrower under the Existing Convertible Senior Subordinated Notes in an aggregate principal amount not to exceed $57,300,000;

      (n) Indebtedness of the Borrower under the 2004 Convertible Senior Subordinated Notes in an aggregate principal amount not to exceed $350,000,000;

      (o) Indebtedness of any Subsidiary in respect of cash management or similar agreements entered into with any Lender; or

      (p) the Additional Subordinated Indebtedness in an aggregate principal amount not to exceed $250,000,000; provided, that 100% of the Net Cash Proceeds from the issuance of such Additional Subordinated Indebtedness shall be used to prepay the Term Loan.

      8.04  FUNDAMENTAL CHANGES.

      Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

            (a) any Subsidiary may merge or consolidate with or dissolve or liquidate into (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall become a Guarantor pursuant to the terms of the Guaranty;

            (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor;

            (c) the Borrower or any Subsidiary may merge with any Person in a transaction that would be an acquisition or Investment that is permitted under this Agreement; provided that (i) if the Borrower is a party to such merger, it shall be the continuing or surviving Person, or (ii) if any Guarantor a party to such merger, such Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall become a Guarantor pursuant to the terms of the Guaranty; and

            (d) any Subsidiary with a net worth of less than $5,000,000 may liquidate, wind up or dissolve itself; provided that with respect to any Domestic Subsidiary, prior to such liquidation, wind up or dissolution, such Domestic Subsidiary transfers its assets to a Loan Party.

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      8.05  DISPOSITIONS.

      Make any Disposition or enter into any agreement to make any Disposition, except:

      (a) Dispositions of obsolete or worn out property or property no longer used or useful in the business of the Borrower and its Subsidiaries, whether now owned or hereafter acquired, in the ordinary course of business;

      (b)   Dispositions of inventory in the ordinary course of business;

      (c) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

      (d)   Dispositions permitted by Section 8.04;

      (e) to the extent not prohibited by Section 8.08, licenses of IP Rights in the ordinary course of business and substantially consistent with past practices;

      (f) (i) Dispositions at a discount of accounts receivable of the Borrower and the Guarantors for cash consideration or consideration in the form of promissory notes; provided, that the value of the accounts receivable sold pursuant to this clause (f)(i) shall not exceed $10,000,000 in the aggregate during the term of this Agreement and (ii) Dispositions at a discount of accounts receivable of the Foreign Subsidiaries for cash consideration or consideration in the form of promissory notes; provided, that the value of the accounts receivable sold pursuant to this clause (f)(ii) shall not exceed $5,000,000 in any Fiscal Year;

      (g)   Dispositions permitted as Investments pursuant to Section 8.02;

      (h) so long as no Default shall have occurred and be continuing, other Dispositions so long as after giving effect to such Disposition the aggregate cash proceeds for all such Dispositions made since the Closing Date is at least 50% of the total consideration for all such Dispositions and the aggregate consideration for all such Dispositions does not exceed $12,500,000 in any year or $25,000,000 in the aggregate for all such Dispositions;

      (i) any Subsidiary (other than a Domestic Subsidiary) may make limited recourse sales of accounts receivable in connection with the securitization thereof, which sales are non-recourse to the extent customary in securitizations; and

      (j)   Dispositions permitted by Section 8.13;

provided, however, that any Disposition pursuant to clauses (b) through (j) shall be for fair market value; provided further that in the case of Dispositions of assets pursuant to clauses (h), (i) and (j), the Borrower shall apply the Net Cash Proceeds from such sale to the prepayment the Loans in accordance with the terms of Section 2.06(a), subject to the reinvestment provisions contained in such Section 2.06(a).

      8.06  RESTRICTED PAYMENTS.

      Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time any action described below or would result therefrom:

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            (a)   each Subsidiary may make Restricted Payments to the Borrower and to any Subsidiaries; provided that if the Subsidiary is a Guarantor, any Restricted Payments made by such Subsidiary must be made to the Borrower or another Guarantor (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests);

            (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

            (c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests;

            (d) the Borrower or any Foreign Subsidiary may acquire common stock of the Borrower for the purpose of selling such stock to an employee or employees of the Borrower or its Subsidiaries pursuant to employee stock purchase or other similar plans; provided that the amount expended in such purchases (net of amounts received from employees in selling such stock) shall not exceed $20,000,000 in any Fiscal Year;

            (e) the Borrower may purchase, redeem, retire or otherwise acquire, directly or indirectly, its own Equity Interests pursuant to the buy-back provisions of any restricted stock or other equity incentive compensation agreements to which it is a party; provided that the aggregate principal amount expended in connection therewith shall not exceed $15,000,000 in any Fiscal Year;

            (f) the Borrower may purchase, redeem, retire or otherwise acquire, directly or indirectly, its own Equity Interests so long as:

                  (i) no Revolving Credit Loan, Swing Line Loan or Foreign Currency Fronting Loan is outstanding hereunder (or will be outstanding immediately after giving effect thereto);

                  (ii) the Borrower has cash on hand equal to an amount greater than $25,000,000; provided that only the amount of cash on hand in excess of $25,000,000 shall be used to purchase, redeem, retire or otherwise acquire, directly or indirectly, such Equity Interests pursuant to this Section 8.06(f); and

                  (iii) (A) immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) either (I) after giving effect to any such purchase, redemption, retirement or acquisition on a pro forma basis, the Consolidated Total Leverage Ratio does not exceed
            2.0 to 1.0 or (II) the total amount paid by the Borrower for all Equity Interests purchased, redeemed, retired or acquired shall not exceed $75,000,000 in any fiscal year; and

            (g) the Borrower may make distributions (whether in cash or securities) in an amount not to exceed $30 million in the aggregate to certain holders of the Existing Convertible Senior

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      Subordinated Notes in order to induce such holders to convert the
      Indebtedness under the Existing Convertible Subordinated Notes Documents into Equity Interests.

      8.07  CHANGE IN NATURE OF BUSINESS.

      Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

      8.08  TRANSACTIONS WITH AFFILIATES.

      Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, except for the agreements set forth on Schedule 8.08.

      8.09  BURDENSOME AGREEMENTS.

      Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor, pay any Indebtedness owed to the Borrower or any Guarantor, or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Domestic Subsidiary to Guarantee the Indebtedness of the Borrower or any Guarantor, (iii) of any Subsidiary to make loans or advances to any Loan Party, (iv) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on its property or (v) of any Loan Party to pledge its property pursuant to the terms of the Loan Documents; provided, however, that clause (iv) above shall not prohibit (A) any negative pledge incurred or provided (x) in favor of any holder of Indebtedness permitted under Section 8.03(f) solely to the extent any such negative pledge relates only to the property financed by or the subject of such Indebtedness; (y) in favor of any holder of Indebtedness permitted under Section 8.03(d) solely to the extent any such negative pledge relates to the property of the Foreign Subsidiary incurring any such Indebtedness; and (z) customary restrictions in subordinated debt documents requiring equal and ratable liens if other subordinated debt is secured; provided, further, however, this clause (a) shall not prohibit (I) the matters referred to clauses (i) - (iv) above contained in the Existing Convertible Senior Subordinated Notes Documents, the 2004 Convertible Senior Subordinated Notes Documents or the documentation governing any Additional Subordinated Indebtedness, (II) agreements containing customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any of its Subsidiaries entered into in the ordinary course of business, (III) contracts containing customary provisions restricting assignment of such contract entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (IV) agreements containing any restriction or encumbrance with respect to a Subsidiary imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary provided that such sale or disposition is permitted under this Agreement and (V) agreements containing restrictions on the transfer of any asset pending the close of the sale of such asset provided that such sale is permitted under this Agreement or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided, however, that this clause (b) shall not prohibit any customary restrictions in subordinated debt documents requiring equal and ratable liens if other subordinated debt is secured.

      8.10  USE OF PROCEEDS.

      Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

      8.11  FINANCIAL COVENANTS.

      (a) Maximum Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any fiscal quarter of the Borrower to be more than the ratio set forth opposite such fiscal quarter below:

  QUARTER ENDING                                      RATIO
  --------------                                      -----
September 30, 2004                                   5.25:1.0
December 31, 2004                                    5.25:1.0
March 31, 2005                                       5.00:1.0
June 30, 2005                                        4.75:1.0

September 30, 2005                                   4.75:1.0
December 31, 2005                                    4.25:1.0
March 3l, 2006                                       4.25:1.0
June 30, 2006                                        4.25:1.0

September 30, 2006                                   4.25:1.0
December 31, 2006                                    3.75:1.0
March 31, 2007                                       3.75:1.0
June 30, 2007                                        3.75:1.0

September 30, 2007                                   3.75:1.0
December 31, 2007                                    3.25:1.0
March 3l, 2008                                       3.25:1.0
June 30, 2008                                        3.25:1.0

September 30, 2008 and thereafter                    3.25:1.0

      (b) Maximum Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as of the end of any fiscal quarter of the Borrower to be more than the ratio set forth opposite such fiscal quarter below:

  QUARTER ENDING                                     RATIO
  --------------                                     -----
September 30, 2004                                  2.75:1.0
December 31, 2004                                   2.75:1.0
March 31, 2005                                      2.50:1.0
June 30, 2005                                       2.50:1.0

September 30, 2005                                  2.50:1.0
December 31, 2005                                   2.00:1.0

         QUARTER ENDING                              RATIO
         --------------                              -----
March 31, 2006                                      2.00:1.0
June 30, 2006                                       2.00:1.0

September 30, 2006                                  2.00:1.0
December 31, 2006                                   1.75:1.0
March 31, 2007                                      1.75:1.0
June 30, 2007                                       1.75:1.0

September 30, 2007 and thereafter                   1.75:1.0

      (c) Minimum Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than the ratio set forth opposite such fiscal quarter below:

  QUARTER ENDING                                    RATIO
  --------------                                    -----
September 30, 2004                                    N/A
December 3l, 2004                                  1.10:1.0
March 31, 2005                                     1.10:1.0
June 30, 2005                                      1.10:1.0

September 30, 2005                                 1.25:1.0
December 3l, 2005                                  1.25:1.0
March 31, 2006                                     1.25:1.0
June 30, 2006                                      1.25:1.0

September 30, 2006                                 1.25:1.0
December 31, 2006                                  1.50:1.0
March 31, 2007                                     1.50:1.0
June 30, 2007                                      1.50:1.0

September 30, 2007                                 1.50:1.0
December 31, 2007                                  1.50:1.0
March 3l, 2008                                     1.50:1.0
June 30, 2008                                      1.50:1.0

September 30, 2008                                 1.50:1.0
December 31, 2008 and thereafter                   1.00:1.0

      (d) Minimum Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 4.00:1.0.

      8.12  CAPITAL EXPENDITURES.

      Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures not exceeding, in the aggregate for the Borrower and it Subsidiaries during each period set forth below, the amount set forth opposite such period:

     PERIOD                               AMOUNT
     ------                               ------
Fiscal Year 2004                       $ 55,000,000
Fiscal Year 2005                       $ 65,000,000
Fiscal Year 2006                       $ 40,000,000
Fiscal Year 2007                       $ 30,000,000
Fiscal Year 2008                       $ 30,000,000
Fiscal Year 2009                       $ 30,000,000

provided, however, that so long as no Specified Event of Default has occurred and is continuing or would result from such expenditure, 50% of any portion of any amount set forth above, if not expended in the Fiscal Year for which it is permitted above, may be carried over for expenditure in the next following Fiscal Year; provided further, however, that any amount so carried over shall be deemed to have been used first in making capital expenditures in such next following Fiscal Year for purposes of calculating compliance with this Section 8.12.

      8.13  SALE AND LEASEBACK TRANSACTIONS.

      Except as set forth on Schedule 8.13, enter into any Sale and Leaseback Transactions.

      8.14  AMENDMENTS OF CONSTITUTIVE DOCUMENTS.

      Amend its Organization Documents in a manner that would be materially adverse to the Lenders.

      8.15  ACCOUNTING CHANGES.

      Make or permit any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) its Fiscal Year.

      8.16  PREPAYMENTS, ETC., OF INDEBTEDNESS.

      (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except:

            (i) the prepayment of the Loans in accordance with the terms of this Agreement,

            (ii) the prepayment, redemption, purchase, defeasance or other satisfaction prior to the scheduled maturity thereof of the Existing Convertible Senior Subordinated Notes in an amount not to exceed $20,000,000 in the aggregate,

            (iii) the conversion of any Indebtedness into Equity Interests,

            (iv) the prepayment, redemption, purchase, defeasance or other satisfaction prior to the scheduled maturity thereof of any other Indebtedness which is not subordinated to the Obligations so long as:

                  (A) no Revolving Credit Loan, Swing Line Loan or Foreign Currency Loan is outstanding hereunder (or will be outstanding immediately after giving effect thereto);

                  (B) the Borrower has cash on hand equal to an amount greater than $25,000,000; provided that only the amount of cash on hand in excess of $25,000,000 shall be used to prepay, redeem, purchase, defease or otherwise satisfy such Indebtedness pursuant to this
            Section 8.16(a)(iv); and

                  (C) immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

            (v) the prepayment, redemption, purchase, defeasance or other satisfaction prior to the scheduled maturity thereof of any Indebtedness subordinated to the Obligations so long as:

                  (A) no Loan is outstanding hereunder (or will be outstanding immediately after giving effect thereto);

                  (B) the Borrower has cash on hand equal to an amount greater than $25,000,000; provided that only the amount of cash on hand in excess of $25,000,000 shall be used to prepay, redeem, purchase, defease or otherwise satisfy such Indebtedness pursuant to this
            Section 8.16(a)(v); and

                  (C) immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

      (b) Amend, modify or change in any manner that would be adverse to the Lenders any term or condition of any (i) Existing Debt, (ii) Indebtedness under the Existing Convertible Senior Subordinated Notes Documents, (iii) Indebtedness under the 2004 Convertible Senior Subordinated Notes Documents, (iv) documentation governing the Additional Subordinated Indebtedness or (v) any other Indebtedness subordinated to any Obligations, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Indebtedness payable to the Borrower; provided that prepayments shall be permitted in connection with any refinancing permitted pursuant to Section 8.03; provided further that such refinancing shall not accelerate any regularly scheduled or required repayment or redemptions.

      8.17  AMENDMENT, ETC., OF RELATED DOCUMENTS.

      Cancel or terminate (other than a termination in accordance with its terms) any Related Document or consent to or accept any cancellation or termination thereof (other than in accordance with its terms), amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document, except, in any case, where the violation of the foregoing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      8.18  SPECULATIVE TRANSACTIONS.

      Except for Swap Contracts permitted pursuant to Section 8.03(e), engage in any transaction involving commodity options or futures contracts or any similar speculative transactions.

      8.19  FORMATION OF SUBSIDIARIES.

      Organize or invest in any new Subsidiary, except in connection with a transaction permitted by this Agreement.

      8.20  AMENDMENT, ETC., OF MATERIAL CONTRACTS.

      Cancel or terminate any Material Contract (other than in accordance with its terms) or consent to or accept any cancellation or termination thereof (other than in accordance with its terms), amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would materially impair the value of the interest or rights of any Loan Party thereunder or that would materially impair the interest or rights of any Agent or any Lender, except in any case that could not reasonably be expected to have a Material Adverse Effect.

      8.21  DESIGNATED SENIOR INDEBTEDNESS.

      (a) Incur or permit to exist any Indebtedness (other than Indebtedness under the Loan Documents) if the instrument governing such Indebtedness states, or the Borrower otherwise purports to designate, that such Indebtedness is "Designated Senior Indebtedness" as such term is defined in the Existing Convertible Senior Subordinated Notes Documents.

      (b) Incur or permit to exist any Indebtedness (other than Indebtedness under the Loan Documents) if the instrument governing such Indebtedness states, or the Borrower otherwise purports to designate, that such Indebtedness is "Designated Senior Indebtedness" as such term is defined in the 2004 Convertible Senior Subordinated Notes Documents.

      (c) Incur or permit to exist any Indebtedness (other than Indebtedness under the Loan Documents) if the instrument governing such Indebtedness states, or the Borrower otherwise purports to designate, that such Indebtedness is "Designated Senior Indebtedness" as such term is defined in the documentation governing any Additional Subordinated Indebtedness.

      8.22  RELEASE OF HAZARDOUS MATERIALS.

      Release (or permit any Subsidiary to release) any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate where such release would (a) form the basis for any Environmental Liabilities under any Environmental Laws or (b) otherwise adversely impact the value or marketability of any of such Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

      9.01  EVENTS OF DEFAULT.

      Any of the following shall constitute an Event of Default:

      (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

      (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.03, 7.11, 7.12, 7.17,
7.23 or Article VIII; or

      (c) Information Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02(h), (i), (j) or (k) or 7.10 and such failure continues for five (5) Business Days; or

      (d) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a), (b) or (c) above) contained in this Agreement or in any other Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or
(ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

      (e) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party in this Agreement, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

      (f) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder, Indebtedness under Swap Contracts and any Indebtedness referred to in Section 9.01(o), (p) and (q) below) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform (beyond the applicable grace period) any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

      (g) Insolvency Proceedings, Etc. Any Loan Party or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for a period of 30 consecutive days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

      (h) Inability to Pay Debts; Attachment. (i) The Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and remains unreleased, unstayed, unvacated or not fully bonded for any period of 30 consecutive days after its issue or levy; or

      (i)   Judgments. There is entered against the Borrower or any Subsidiary
(i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least "A" by A.M. Best Company and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings (not stayed for a period of 10 consecutive days) are commenced by any creditor upon such judgment or order, or (B) there is a period of 15 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect and such judgment is not satisfied, vacated or discharged; or

      (j) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

      (k) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

      (l) Change of Control. There occurs any Change of Control with respect to the Borrower;

      (m) Existing Convertible Senior Subordinated Notes. There is greater than $15,000,000 of indebtedness outstanding under the Existing Convertible Senior Subordinated Notes Documents on October 15, 2007;

      (n) Invalidity of Collateral Documents. Any Collateral Document or financing statement, as amended after delivery thereof pursuant to Section 5.01 or 7.12 shall for any reason (other than pursuant to the terms thereof or the failure of the Administrative Agent to act in accordance with the terms thereof) cease to create a valid and perfected first priority (subject to Liens permitted by Section 8.01 (b), (c), (d), (e), (f), (g), (h), (j), (k), (m) and (o)), lien on and security interest in the Collateral purported to be covered thereby;

      (o) Existing Convertible Senior Subordinated Notes. (i) There shall occur an "Event of Default" (or any comparable term) under, and as defined in, the Existing Convertible Senior Subordinated Notes Documents, (ii) any of the Obligations for any reason shall cease to be "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, the Existing Convertible Senior Subordinated Notes

Documents, (iii) any Indebtedness other than the Obligations shall constitute "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, the Existing Convertible Senior Subordinated Notes Documents or (iv) the subordination provisions of the Existing Convertible Senior Subordinated Notes Documents shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the Existing Convertible Senior Subordinated Notes during such time as any Indebtedness under the Existing Convertible Senior Subordinated Notes Documents is outstanding;

      (p) 2004 Convertible Senior Subordinated Notes. (i) There shall occur an "Event of Default" (or any comparable term) under, and as defined in, the 2004 Convertible Senior Subordinated Notes Documents, (ii) any of the Obligations for any reason shall cease to be "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, the 2004 Convertible Senior Subordinated Notes Documents, (iii) any Indebtedness other than the Obligations shall constitute "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, the 2004 Convertible Senior Subordinated Notes Documents or (iv) the subordination provisions of the 2004 Convertible Senior Subordinated Notes Documents shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the 2004 Convertible Senior Subordinated Notes during such time as any Indebtedness under the 2004 Convertible Senior Subordinated Notes Documents is outstanding; or

      (q) Additional Subordinated Indebtedness. (i) There shall occur an "Event of Default" (or any comparable term) under, and as defined in, the documentation governing any Additional Subordinated Indebtedness, (ii) any of the Obligations for any reason shall cease to be "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, the documentation governing any Additional Subordinated Indebtedness, (iii) any Indebtedness other than the Obligations shall constitute "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, the documentation governing any Additional Subordinated Indebtedness or (iv) the subordination provisions of the documentation governing the Additional Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of any Additional Subordinated Indebtedness during such time as any Additional Subordinated Indebtedness is outstanding.

      9.02  REMEDIES UPON EVENT OF DEFAULT.

      If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

            (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

            (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

            (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

      provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

      9.03  APPLICATION OF FUNDS.

      After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

            First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest but including Attorney Costs and amounts payable under Article
      III) payable to the Administrative Agent in its capacity as such;

            Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

            Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

            Fourth, ratably (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this subclause (i) to this clause Fourth held by them and (ii) to payment of that portion of the Obligations constituting amounts owing under or in respect of Secured Swap Contracts, ratably among the Swap Banks in proportion to the respective amounts described in this subclause (ii) to this clause Fourth held by them;

            Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

            Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE X.

                              ADMINISTRATIVE AGENT

      10.01 APPOINTMENT AND AUTHORITY.

      Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

      10.02 RIGHTS AS A LENDER.

      The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

      10.03 EXCULPATORY PROVISIONS.

      The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

      (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

      (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

      (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the

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circumstances as provided in Sections 12.01 and 10.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

      The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

      10.04 RELIANCE BY ADMINISTRATIVE AGENT.

      The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      10.05 DELEGATION OF DUTIES.

      The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      10.06 RESIGNATION OF ADMINISTRATIVE AGENT.

      The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then

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the retiring Administrative Agent may on behalf of the Lenders and the L/C
Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

      Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

      10.07 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

      Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

      10.08 NO OTHER DUTIES, ETC.

      Anything herein to the contrary notwithstanding, none of the titles as necessary listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

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      10.09 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations (other than obligations under Swap Contracts or Treasury Management Agreements to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and
      (j), 2.09 and 11.04) allowed in such judicial proceeding; and

            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 11.04.

      Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

      10.10 RELEASES.

      The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

      (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;

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      (b)   to subordinate any Lien on any property granted to or held by the
      Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(j); and

      (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.10.

                                   ARTICLE XI.

                                  MISCELLANEOUS

      11.01 AMENDMENTS, ETC.

      No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

            (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or Event of Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

            (b)   postpone any date scheduled for any payment of principal under
      Section 2.08, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

            (c) forgive or reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

            (d) change Section 2.14 or Section 9.03 in a manner that would alter the pro rata sharing of payments or the order of application of payments required thereby without the written consent of each Lender directed affected thereby;

            (e) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend,

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      waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of Required Lenders on substantially the same basis as the extensions of the Term Loan and the Revolving Credit Commitments are included on the Closing Date);

            (f) release all or substantially all the Guarantors, from its or their obligations under the Loan Documents, or release all or substantially all of the Collateral, in each case, without the written consent of each Lender directly affected thereby;

            (g) amend the definition of "Foreign Currency" without the consent of each Revolving Credit Lender, or amend the definition of "Interest Period" to permit any Interest Period with a duration longer than six months, without the consent of each Lender affected thereby;

            (h) without the consent of the majority of the Revolving Credit Lenders (other than Defaulting Lenders), (i) waive any Default or Event of Default for purposes of Section 5.02 for purposes of any Borrowing of a Revolving Credit Loan or L/C Credit Extension and (ii) amend, change, waive, discharge or terminate Section 2.01(a), 2.02, 2.03 or 2.06 or any term, covenant or agreement contained in Article VIII or Article IX;

            (i) without the consent of the majority of the Term Loan Lenders (other than Defaulting Lenders), (i) amend, change, waive, discharge or terminate Section 2.06 so as to alter the manner or application of proceeds of any mandatory prepayment required by such Section 2.06 and
      (ii) amend, change, waive, discharge or terminate Section 2.05(d) (although if additional extensions of term loans are extended after the Closing Date pursuant to this Agreement with the consent of the Required Lenders, such extensions of term loans shall be included on a pro rata basis in the various prepayments or repayments required pursuant to
      Section 2.05 and Section 2.06);

      and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Foreign Currency Fronting Lender in addition to the Lenders required above, affect the rights or duties of the Foreign Currency Fronting Lender under this Agreement; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (v) the Administrative Agent Fee Letter and the Fee Letter may each be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

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      11.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

      (a) General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i) if to the Borrower, the Administrative Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

            (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the L/C Issuer.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

      (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

      (c) Change of Address, Etc. Each of the Borrower, the Administrative Agent and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuer.

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      (d)   Reliance by Administrative Agent and Lenders. The Administrative
Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

      11.03 NO WAIVER; CUMULATIVE REMEDIES.

      No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      11.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

      (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

      (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with

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the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or
(y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

      (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense; as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity; provided that to the extent the L/C Issuer is entitled to indemnification pursuant to this subsection solely in its capacity and role as L/C Issuer, only the Revolving Credit Lenders shall be required to indemnify the L/C Issuer in accordance with this subsection (c) and provided further that no Lender shall be liable for the payment to the Administrative Agent, the L/C Issuer or any Related Party for any portion of the liability required to be reimbursed pursuant to this subsection, to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Person's own gross negligence or willful misconduct. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

      (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

      11.05 PAYMENTS SET ASIDE.

      To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other

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party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

      11.06 SUCCESSORS AND ASSIGNS.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section,
(ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations, in Swing Line Loans and in Foreign Currency Fronting Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, otherwise consents (each such consent not to be unreasonably withheld or delayed) (treating assignments on the same day to more than one Approved Fund of a single Lender as a single assignment for purposes of such minimum amount); (ii) each partial assignment of the Revolving Credit Outstandings shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Revolving Credit Outstandings, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans and Foreign Currency Fronting Loans;
(iii) any assignment of a Revolving Credit Commitment or a Loan must be approved by the Administrative Agent and with respect to Revolving Credit Commitments, the L/C Issuer, the Swing Line Lender and the Foreign Currency Fronting Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and
(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, that no such fee shall be payable in the case of an assignment to another Lender, an

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Affiliate of a Lender or an Approved Fund with respect to a Lender (and in the case of assignments on the same day by a Lender to more than one fund managed or advised by the same investment advisor (which funds are not then Lenders), only a single $3,500 processing and recordation fee shall be payable for all such assignments by such Lender to such funds), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

      (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Foreign Currency Fronting Loans) owing to it); provided that
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a) through
(f) of the first proviso to Section 11.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and
3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.12 as though it were a Lender.

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      (e)   A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

      (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      (g) The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

      (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer, (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender and/or (ii) upon 30 days' notice to the Borrower, resign as Foreign Currency Fronting Lender. In the event of any such resignation as L/C Issuer, Swing Line Lender or Foreign Currency Fronting Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer, Swing Line Lender or Foreign Currency Fronting Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer, Swing Line Lender or Foreign Currency Fronting Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(a)(iii). If Bank of America resigns as Foreign Currency Fronting Lender, it shall retain all the rights of the Foreign Currency Fronting Lender provided for hereunder with respect to Foreign Currency Fronting Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Foreign Currency Fronting Loans pursuant to
Section 2.04(b)(iii).

      Notwithstanding anything to the contrary contained herein, any Lender that is a fund may create a security interest in all or any portion of the Loans owing to it and the Notes, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 11.06,
(i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the

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rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

      11.07 CONFIDENTIALITY.

      The Administrative Agent, the L/C Issuer and each of the Lenders agrees to maintain the confidentiality of the Information, except that Information (as defined below) may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or a party that has provided such information in violation of this Section 11.07 (i) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      11.08 SET-OFF.

      In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender, the L/C Issuer and each of their respective Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness.

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Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      11.09 INTEREST RATE LIMITATION.

      Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

      11.10 COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.11 INTEGRATION.

      This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control, provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

      11.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

      11.13 SEVERABILITY.

      If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable

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provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      11.14 TAX FORMS.

      (a)   (i)   Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent and the Borrower, prior to or upon becoming a party to this Agreement (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code, and in the case of a Foreign Lender claiming such exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Administrative Agent that such Foreign Lender is not (x) a "bank" as defined in Section 88l(c)(3)(A) of the Code, (y) a 10 percent shareholder within the meaning of Section 871(h)(3)(B) of the Code and
(z) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Foreign Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender. Subject to
Section 11.14(a)(iii), if the forms provided by a Foreign Lender at any time indicate a U.S. interest withholding rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes for periods governed by such forms; provided, however, that, if at the date of the Assignment and Assumption pursuant to which a Foreign Lender becomes a party to this Agreement, the Foreign Lender assignor was entitled to payments under subsection (a) of Section
3.01 in respect of U.S. withholding tax with respect to interest paid at such date, then, to such extent, Taxes shall include (in addition to withholding tax that may be imposed in the future or other amounts otherwise includible in Taxes) U.S. withholding tax, if any, applicable with respect to the Foreign Lender assignee on such date. If any form or document referred to in this subsection (a) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by IRS Forms W-8BEN or W-8ECI, that the Foreign Lender reasonably considers to be confidential, the Foreign Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information unless arrangements satisfactory to such Foreign Lender have been made to preserve the confidential nature of such information.

            (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by such Foreign Lender), shall deliver to the Borrower and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums

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      paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above in Section 11.14(a)(i), to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender. Any Foreign Lender who provides forms or statements pursuant to Section 11.14(a)(ii)(A) shall be subject to Section 11.14(a)(i) to the extent of the portion of the sums paid or payable with respect to which such Foreign Lender acts for its own account.

            (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01, (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Foreign Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.14(a) or (B) if such Foreign Lender shall have failed to satisfy the foregoing provisions of this Section 11.14(a); provided that if such Foreign Lender shall have satisfied the requirement of this Section 11.14(a) on the date such Foreign Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this
      Section 11.14(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, solely as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Foreign Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Foreign Lender or other Person for the account of which such Foreign Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate; provided, further, that should a Foreign Lender become subject to Taxes because of its failure to satisfy the foregoing provisions of this Section 11.14(a), the Borrower shall take such steps as such Foreign Lender shall reasonably request to assist such Foreign Lender in recovering such Taxes.

            (iv) The Borrower or the Administrative Agent may, without reduction, withhold any taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under Section 3.01 or this Section 11.14(a).

      (b) Upon the request of the Borrower or the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Borrower or the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable backup withholding tax imposed by the Code, without reduction.

      (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any Tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any Taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of

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the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

      11.15 GOVERNING LAW.

      (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CON VENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

      11.16 WAIVER OF RIGHT TO TRIAL BY JURY.

      EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      11.17 JUDGMENT CURRENCY.

      The Obligations of the Borrower in respect of any sum due to any Lender, the L/C Issuer, the Swing Line Lender, the Foreign Currency Fronting Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender, the L/C Issuer, the Swing Line Lender, the Foreign Currency Fronting Lender or the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, such Lender, the L/C Issuer, the Swing Line Lender, the Foreign Currency Fronting Lender or the Administrative Agent, in accordance with normal banking procedures,

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

purchases Dollars with the Judgment Currency. If the amount of Dollars so purchased is less than the sum originally due to such Lender, the L/C Issuer, the Swing Line Lender, the Foreign Currency Fronting Lender or the Administrative Agent, the Borrower agrees as a separate obligation and notwithstanding any such judgment to indemnify each Lender, the L/C Issuer, the Swing Line Lender, the Foreign Currency Fronting Lender and the Administrative Agent, as the case may be, against such loss.

      11.18 REPLACEMENTS OF LENDERS UNDER CERTAIN CIRCUMSTANCES.

      The Borrower and, in the case of clause (c) below, the L/C Issuer, the Swing Line Lender and the Foreign Currency Fronting Lender shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 3.01 or, (b) is affected in the manner described in Section 3.02 and as a result thereof any of the actions described in such Section is required to be taken or, (c) becomes a Defaulting Lender or, (d) becomes a non-consenting Lender as provided below, with a replacement bank or other financial institution, provided that (i) such replacement does not conflict with any Laws,
(ii) except in the case of clause (d) above, no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any reasonably disputed amounts), pursuant to Section 3.01 and 3.04, as the case may be) owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be an Eligible Assignee, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.06 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

      If in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (b) through (f), inclusive of the first proviso of Section 11.01, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Lender or Lenders with one or more replacement banks or financial institutions pursuant to this Section
11.18 so long as at the time of replacement, each such replacement bank or financial institution consents to the proposed change, waiver, discharge or termination; provided that, the failure by such non-consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such non-consenting Lender and the mandatory assignment of such non-consenting Lender's Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans and Foreign Currency Fronting Loan pursuant to this Section 11.18 shall nevertheless be effective without the execution by such non-consenting Lender of an Assignment and Assumption.

      11.19 REALLOCATION AND ASSIGNMENT OF EXISTING REVOLVING CREDIT LOANS AND L/C OBLIGATIONS WITH RESPECT TO EXISTING LETTERS OF CREDIT.

      The credit extensions and commitments made by the Existing Lenders and outstanding pursuant to the Existing Credit Agreement shall be assigned without recourse and re-allocated among the Lenders so that, and credit extensions and commitments shall be made by the Lenders pursuant to this Agreement so that as of the Closing Date, the respective commitments and credit extensions of the Lenders shall be in accordance with Schedule 2.01. Credit extensions made by Existing Lenders shall, effective as of the Closing Date, be evidenced and governed by this Agreement and the other Loan Documents.

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

      11.20 EFFECT OF THIS AGREEMENT.

      This Agreement amends and restates the Existing Credit Agreement in its entirety and is entitled to the benefit of all existing Loan Documents. Any reference in any other Loan Document to the "Credit Agreement," "thereunder," "therein," "thereof" or words of like import referring to the Existing Credit Agreement shall mean and refer to this Agreement. Any reference in any other Loan Document to the "Obligations" or any similar term including or referencing obligations under the Existing Credit Agreement shall include and reference the Obligations as defined in this Agreement. All Obligations under the Existing Credit Agreement and the other Loan Documents shall continue to be outstanding except as expressly modified by this Agreement and shall be governed in all respects by this Agreement and the other Loan Documents, it being agreed and understood by the parties hereto that this Agreement does not constitute a novation, satisfaction, payment or reborrowing of any Obligation under the Existing Credit Agreement or any other Loan Document except as expressly modified by this Agreement, nor, except as expressly provided herein, does it operate as a waiver of any right, power or remedy of any Lender under any Loan Document. The security interests granted pursuant to any Loan Documents shall, as modified hereby, continue in full force and effect, and are hereby affirmed, with respect to this Agreement and the Obligations as defined herein. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of any other Loan Document, the terms and provisions of this agreement shall govern.

      11.21 USA PATRIOT ACT NOTICE.

      Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

      11.22 NEW LENDERS.

      From and after the Closing Date, by execution of this Agreement, each Person identified as a "Lender" on each signature page that is not already a Lender under the Existing Credit Agreement (a "New Lender") hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such Person will be deemed to be a party to this Agreement and a "Lender" for all purposes of this Agreement, and shall have all of the obligations of a Lender thereunder as if it had executed the Existing Credit Agreement. Such Person hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Lenders contained in this Agreement.

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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:                       ADVANCED MEDICAL OPTICS, INC.,
                                a Delaware corporation

                                By:    /s/ RICHARD A. MEIER
                                       ----------------------------------------
                                Name:  Richard A. Meier
                                Title: Executive Vice President, Operations and
                                       Finance and Chief Financial Officer

GUARANTOR:                      AMO HOLDINGS, LLC,
                                a Delaware limited liability company

                                By:    /s/ RICHARD A. MEIER
                                       ----------------------------------------
                                Name:  Richard A. Meier
                                Title: Vice President and Chief Financial
                                       Officer

                                BANK OF AMERICA, N.A., as Administrative Agent

                                By:    /s/ ANGELA LAU
                                       ---------------------------------------
                                Name:  Angela Lau
                                Title: Assistant Vice President

                                LEHMAN COMMERCIAL PAPER INC., as Syndication
                                Agent and Lender

                                By:    /s/ FRANCIS CHANG
                                       ---------------------------------------
                                Name:  Francis Chang
                                Title: Authorized Signatory

                                BANK OF AMERICA, N.A., as Swing Line Lender,
                                L/C Issuer, Foreign Currency Fronting Lender and Lender

                                By:    /s/ PETER D. GRIFFITH
                                       ---------------------------------------
                                Name:  Peter D. Griffith
                                Title: Managing Director

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                GENERAL ELECTRIC CAPITAL
                                CORPORATION

                                By:    /s/ EARL F. SMITH III
                                       ---------------------------------------
                                Name:  Earl F. Smith III
                                Title: Duly Authorized Signatory

                                BANK ONE, NA

                                By:    /s/ JOSEPH R. PERDENZA
                                       ---------------------------------------
                                Name:  Joseph R. Perdenza
                                Title: Director

                                UNION BANK OF CALIFORNIA, N.A.

                                By:    /s/ STEPHEN W. DUNNE
                                       ---------------------------------------
                                Name:  Vice President

                                THE GOVERNOR AND COMPANY OF BANK
                                OF IRELAND

                                By:    /s/ EOGHAN DOYLE
                                       ---------------------------------------
                                Name:  Eoghan Doyle
                                Title: Deputy Manager

                                US BANK NATIONAL ASSOCIATION

                                By:    /s/ JANICE T. THEDE
                                       ---------------------------------------
                                Name:  Janice T. Thede
                                Title: Vice President

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